The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275785
SUBJECT TO COMPLETION, DATED NOVEMBER 29, 2023
Preliminary Prospectus Supplement
(To Prospectus dated November 29, 2023)
Weibo Corporation
This is an offering of an aggregate of            American depositary shares (“ADSs”) (each representing as of the date hereof one Class A ordinary share of Weibo Corporation, par value US$0.00025 per share), which we refer to as the “Delta Placement of Borrowed ADSs”, which we will loan to Goldman Sachs International (the “ADS Borrower”) pursuant to an ADS lending agreement, which we refer to in this prospectus supplement as the “ADS Lending Agreement.” In this prospectus supplement, we also refer to the ADSs borrowed under the ADS Lending Agreement as the “Borrowed ADSs” and to the ADS loan transactions as the “Registered ADS Borrow Facility.” The ADS Borrower is an affiliate of Goldman Sachs (Asia) L.L.C., which is acting as the underwriter in this offering (the “ADS Underwriter”). We believe that under United States generally accepted accounting principles, or U.S. GAAP, the Borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our earnings per ADS.
We will not receive any proceeds from the sale of the Borrowed ADSs in this offering, but we will receive from the ADS Borrower or its affiliate a nominal lending fee of US$0.00025 per Borrowed ADS. The ADS Borrower and its affiliates will receive all the proceeds from the sale of the Borrowed ADSs. The Registered ADS Borrow Facility is designed to facilitate short sales and/or privately negotiated derivative transactions by which some investors in our convertible senior notes due 2030, which are being offered in a concurrent offering in reliance on Rule 144A under the Securities Act of 1933, as amended, or the “Securities Act”, to persons reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), and which are referred to in this prospectus supplement as the “convertible senior notes,” may hedge their investments in the convertible senior notes.            Borrowed ADSs will initially be offered at US$      per ADS. See “Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes” and “Underwriting (Conflicts of Interest).”
Our ADSs are listed on The Nasdaq Global Select Market under the symbol “WB” and our Class A ordinary share are listed on the Main Board of the Hong Kong Stock Exchange under the stock code “9898.” The last reported sale price of our ADSs on The Nasdaq Global Select Market on November 28, 2023 was US$11.69 per ADS.
The Delta Placement of Borrowed ADSs hereby is contingent upon the closing of the convertible senior notes offering, and the convertible senior notes offering is contingent upon the Delta Placement of Borrowed ADSs. If the concurrent offering of convertible senior notes pursuant to Rule 144A is not consummated, the ADS loan transactions under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs) must be returned to us.
The Company expects that delivery of the Borrowed ADSs will be made against payment therefor on             , 2023.
Investing in the ADSs involves risk. See “Risk Factors” beginning on page S-23 of this prospectus supplement for a discussion of certain risks that you should consider in connection with an investment in the ADSs.
Weibo Corporation is not an operating company in China, but a Cayman Islands holding company with no equity ownership in the consolidated variable interest entities (“VIEs”). We conduct our operations in China through our PRC subsidiaries and the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in internet and other related businesses, including the provision of internet content and online game operations. Accordingly, we operate these businesses in China through the VIEs, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and their shareholders to control the business operations of the VIEs. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to Weibo Corporation, a Cayman Islands company, its subsidiaries, and, in the context of describing its operations and consolidated financial information, the VIEs and the VIEs’ direct and indirect subsidiaries, i.e., the Consolidated Affiliated Entities, including, but not limited to, Weimeng (as defined herein), Weimeng Chuangke (as defined herein) and their direct and indirect subsidiaries.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. Our contractual arrangements with the VIEs have not been tested in court to date. Investors may never directly hold equity

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.
interests in the VIEs. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in our operations, and our ADSs and/or Class A ordinary shares may decline significantly in value or become worthless. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. Weibo Corporation may not be able to repay the Notes and other indebtedness, and our Class A ordinary shares or our ADSs may decline in value or become worthless, if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries and VIEs that conduct all or substantially all of our operations. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2022 (the “2022 Form 20-F”), which is incorporated by reference in the accompanying prospectus, and “Risk Factors — Risks Relating to the Notes” in this prospectus supplement.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of the VIEs, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on or remain listed on United States or other foreign exchanges outside of China. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2022 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (“the HFCAA”), if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the Public Company Accounting Oversight Board of the United States (the “PCAOB”) issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In March 2022, the SEC conclusively listed Weibo Corporation as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been, and do not expect to be, identified as a Commission-Identified Issuer under the HFCAA after we filed the 2022 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. Although our Class A ordinary shares have been listed on the Hong Kong Stock Exchange and the ADSs and Class A ordinary shares are fully fungible, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will be sustained or that the ADSs can be converted and traded with sufficient market recognition and liquidity, if our shares and ADSs are prohibited from trading in the United States. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2022 Form 20-F.
Weibo Corporation’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and we are not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.
instruments governing such debt may restrict its ability to pay dividends to Weibo Corporation. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprise’s registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected. For a detailed description of how cash is transferred through our organization, see “Our Company — Cash and Asset Flows through Our Organization.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the issuance of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Goldman Sachs (Asia) L.L.C.
Prospectus supplement dated           , 2023

PROSPECTUS SUPPLEMENT
PROSPECTUS

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the ADS Underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the ADS Underwriter is not, making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, from time to time, we may sell any combination of the securities described in the accompanying prospectus in one or more offerings, subject in certain cases to the receipt of regulatory approval. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering of our ADSs and supplements information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part consists of the accompanying prospectus, which gives more general information about us and the securities we may offer from time to time under our shelf registration statement, some of which may not be applicable to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.
Unless otherwise indicated and except where the context otherwise requires, all discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed herein are due to rounding, and in this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, references to:
•
“we,” “us,” “our company,” “the Company” or “our” are to Weibo Corporation, a Cayman Islands company, its subsidiaries, and, in the context of describing its operations and consolidated financial information, the Consolidated Affiliated Entities;

•
“Weibo” are to our social media platform and the products and services that we provide to users, customers and platform partners through that platform;

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“SINA” are to Sina Corporation, our parent company and controlling shareholder;

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“China” or “PRC” are to the People’s Republic of China;

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“Class A ordinary shares” are to Class A ordinary shares of the share capital of our Company with a par value of US$0.00025 each, conferring a holder of a Class A ordinary share one vote per share on any resolution tabled at our Company’s general meeting;

•
“Class B ordinary shares” are to Class B ordinary shares of the share capital of our Company with a par value of US$0.00025 each, conferring weighted voting rights in our Company such that a holder of a Class B ordinary share is entitled to three votes per share on any resolution tabled at our Company’s general meeting;

•
“Consolidated Affiliated Entities” are to the VIEs and the VIEs’ direct and indirect subsidiaries;

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“CSRC” are to China Securities Regulatory Commission;

•
“DAUs” are to daily active users, which are Weibo users who logged on with a unique Weibo ID and accessed Weibo through our website, mobile website, desktop or mobile applications, SMS or connections via our platform partners’ websites or applications that are integrated with Weibo, on a given day, and “average DAUs” for a month refers to the average of the DAUs for each day during the month. The numbers of our DAUs are calculated using internal company data that has not been independently verified and we treat each account as a separate user for purposes of calculating DAUs, although it is possible that certain individuals or organizations may have set up on more than one account and certain accounts are used by multiple individuals within an organization;

•
“feeds” include both posts and reposts;

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“HK$,” “Hong Kong dollars” or “HK dollars” are to Hong Kong dollars, the lawful currency of Hong Kong;

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“Hong Kong,” “HK” or “Hong Kong S.A.R.” are to the Hong Kong Special Administrative Region of the PRC;

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“Hong Kong Listing Rules” are to the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as amended or supplemented from time to time;

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“Hong Kong Share Registrar” are to Computershare Hong Kong Investor Services Limited;

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•
“Hong Kong Stock Exchange” are to The Stock Exchange of Hong Kong Limited;

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“Main Board” are to the stock market (excluding the option market) operated by the Hong Kong Stock Exchange which is independent from and operated in parallel with the Growth Enterprise Market of the Hong Kong Stock Exchange;

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“MAUs” are to monthly active users, which are Weibo users who logged on with a unique Weibo ID and accessed Weibo through our website, mobile website, desktop or mobile applications, SMS or connections via our platform partners’ websites or applications that are integrated with Weibo, during a given calendar month. The numbers of our MAUs are calculated using internal company data that has not been independently verified, and we treat each account as a separate user for purposes of calculating MAUs, although it is possible that certain individuals or organizations may have set up on more than one account and certain accounts are used by multiple individuals within an organization;

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“top content creators” are to content creators with more than 10,000 followers as of the end of a given month, or 10,000 monthly views on Weibo in a given month, excluding duplicates;

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“SFO” or “Securities and Futures Ordinance” are to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended or supplemented from time to time;

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“shares” or “ordinary shares” are to our Class A and Class B ordinary shares, par value US$0.00025 per share;

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“VIEs” or “variable interest entities” are to entities including, among others, Beijing Weimeng Technology Co., Ltd., or Weimeng, and Beijing Weimeng Chuangke Investment Management Co., Ltd., or Weimeng Chuangke, all of which are domestic PRC companies in which we do not have equity interests but whose financial results have been consolidated into our consolidated financial statements in accordance with U.S. GAAP;

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“ADSs” are to our American depositary shares. Each ADS represents one Class A ordinary share;

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“U.S. GAAP” are to generally accepted accounting principles in the United States; and

•
all references to “RMB” or “renminbi” are to the legal currency of China, and all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States. Solely for the convenience of readers, certain RMB amounts have been translated into U.S. dollars at specified rates. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus supplement were made at a rate of RMB7.2960 to US$1.00, the exchange rate as set forth in the H.10 statistical release of the U.S. Federal Reserve Board on September 29, 2023. We make no representation that the RMB or U.S. dollar amounts referred to herein could have been or could be converted to U.S. dollars or RMB, as the case may be, at any particular rate, or at all.

This prospectus supplement contains information and statistics relating to China’s economy and the industries in which we operate derived from various publications issued by market research companies and PRC governmental entities, which have not been independently verified by us, the initial purchaser or any of its affiliates or advisers. The information in such sources may not be consistent with our internal operating data and other information compiled in or outside of China.

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INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information.
We incorporate by reference the documents listed below in this prospectus supplement:
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Our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 27, 2023 (the “2022 Form 20-F”);

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Fourth Amended and Restated Memorandum and Articles of Association of the Company attached as exhibit 3.1 to our current report on Form 6-K furnished with the SEC on May 24, 2023;

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Unaudited Interim Condensed Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations attached as exhibits to our current report on Form 6-K furnished with the SEC on November 29, 2023; and

•
With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any current report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish with the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Weibo Corporation, CIK number 0001595761.
Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished with, but not filed with, the SEC. We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Weibo Corporation
8/F, QIHAO Plaza, No. 8 Xinyuan S. Road
Chaoyang District, Beijing 100027
People’s Republic of China
+86 (10) 5898-3336
Attention: Investor Relations

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FORWARD-LOOKING STATEMENTS
This prospectus supplement and the information incorporated by reference herein contain “forward-looking statements” within the meaning of, and are intended to qualify for the safe harbor from liability established by, the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “is/are likely to,” “project” or “continue” or the negative of these terms or other comparable terminology. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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our proposed use of proceeds from the sale of securities;

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our continued investments in our businesses;

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our ability to attract and retain users and customers and generate revenue and profit from our customers;

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our ability to retain key personnel and attract new talent;

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competition in social media, social networking, online marketing, and other businesses in which we engage;

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the outcome of our annual PFIC evaluations;

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the outcome of ongoing or any future litigation or arbitration, including those relating to intellectual property rights;

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the growth of social media, internet and mobile users and internet and mobile advertising in China;

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PRC governmental policies relating to media, the internet, internet content providers and online advertising, and the implementation of a corporate structure involving VIEs in China; and

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other factors described under Item 3. Key Information — D. Risk Factors of our 2022 Form 20-F.

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a

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number of assumptions. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

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MARKET DATA
Market data used in or incorporated into this prospectus supplement and in the documents incorporated by reference herein were obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Similarly, internal surveys, industry forecasts, market research and publicly available information, while believed to be reliable, cannot be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties, and neither we nor the ADS Underwriter can guarantee the accuracy of such information.

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SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before investing in the Borrowed ADSs. You should read the entire prospectus supplement carefully, including the section titled “Risk Factors” of this prospectus supplement and under “Item 3. Key Information — D. Risk Factors” in our 2022 Form 20-F and the financial statements and the notes thereto of our company, which are incorporated by reference in this prospectus supplement, and the other financial information appearing elsewhere or incorporated by reference in this prospectus supplement.
Our Mission
Our mission is to empower people to discover the broader world and be heard publicly.
Who We Are
Weibo is a leading social media platform in China for people to create, discover and distribute content. By providing a simple and inspirational way for people and organizations in China and the global Chinese communities to publicly express themselves in real time, interact with others on a platform with vast scale and stay connected with the world, Weibo has had a profound social impact in China. Launched in 2009, Weibo has been committed to enabling faster, easier, and richer connection among people and has become an integral part of many of Weibo users’ daily lives.
Leveraging the early-mover advantage and the accumulated know-hows and insights in the social media industry, Weibo has amassed a large user base in China and in Chinese communities in more than 190 countries around the world. We had 605 million MAUs and 260 million average DAUs in September 2023.
Weibo has transformed the way people express themselves and interact with others in the public internet space. Any user can create and post a feed and attach multimedia or long-form content. User relationships on Weibo may be asymmetric, and any user can follow any other user and add comments to a feed while reposting. This simple, asymmetric, and distributed nature of Weibo allows an original feed to become a live viral conversation stream.
Weibo serves a wide range of users including ordinary people, celebrities, key opinion leaders (“KOLs”), and other public figures or influencers, as well as media outlets, businesses, government agencies, charities, and other organizations, making it a microcosm of Chinese society. As a leading social media, Weibo allows people in China and the global Chinese communities to be heard publicly and exposed to the rich ideas, cultures, and experiences in a broader world.
Weibo offers comprehensive content formats as a social media platform. Weibo users can create, discover, consume and share various formats of content, including text, photo, video, live streaming, and audio on Weibo platform. By aggregating various media formats, Weibo platform allows content creators to have more diverse choices to create content in their most desirable ways, so that more enriched content could be generated and distributed across the platform. Weibo is also well positioned to capture the market trends in media formats transformation. To capitalize on the trend of video, Weibo has launched a series of innovative initiatives to improve its video product offerings and to empower and attract more video content creators to its platform.
To support the diverse content offerings, Weibo also has comprehensive coverage of content categories and content creators. The diversified content offerings on Weibo platform cater to the evolving and broad interests of Weibo users and cultivate a more vibrant ecosystem on Weibo platform.
Our Revenue Model
We began monetization on our platform in 2012, and have since experienced solid and healthy revenue growth and margin expansion, except that our revenues and business were adversely impacted by the outbreaks of COVID-19 in 2020 and subsequent surges driven by various variants of COVID-19 in 2022. We had total net revenues of US$1,836.3 million in 2022, compared to US$2,257.1 million in 2021, mostly due to disrupted economic activities and volatile macro economy caused by COVID-19 outbreaks, which negatively impacted the overall advertising demand. We had total net revenues of US$1,388.3 million and US$1,296.2 million in the nine months ended September 30, 2022 and 2023, respectively, mostly due to the unfavorable impact from the overall depreciation of RMB against the U.S. dollar in the nine months ended September 30, 2023, compared to the same period last year.
We generate revenues primarily from customers who purchase advertising and marketing services and, to a lesser extent, from fee-based revenues, such as membership. Revenues generated from advertising and marketing services accounted for 88% of our total revenues in both 2020 and 2021, 87% of our total revenues in 2022, and 87% of our total revenues in both the nine months ended September 30, 2022 and 2023. We had income from operations of US$506.8 million in 2020, US$697.4 million in 2021 and US$480.5 million in 2022; and US$320.0 million and US$353.9 million in the nine months ended September 30, 2022 and 2023, respectively. Our operating margin, being the ratio of income from operations to total revenues, reached 30% in 2020, 31% in 2021 and 26% in 2022; and 23% and 27% in the nine months ended September 30, 2022 and 2023, respectively.
Our Value Propositions
Our platform has unique value propositions for our users, content creators and advertising and marketing customers. Our collective relationship with them is crucial to the continued strength and value of our overall platform.
To users
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Express and share

We provide an unprecedented experience for people in China and the global Chinese communities to be able to publicly express themselves and share their life moments, opinions and content in real time on a platform with a vast scale.
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Discover rich content and diversified opinions

Weibo is where people come to discover and learn more about what is going on with the people, organizations and topics that interest them, as well as their diversified opinions.
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Stay current and connected

Users come to Weibo to stay current on the latest trends and events and connect with other users who share similar interests.
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Make a social impact

Weibo helps people come together to realize common goals, and to accomplish things that they could not accomplish on their own.
To content creators
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Build up fan base and social assets

Weibo helps the content creators on its platform to engage and interact with their followers and build up their social assets to create social value and monetization opportunities. The top content creators, such as celebrities and KOLs, regularly interact with their followers, and among each other for topics of the same interest on Weibo. This type of interaction is unique to Weibo platform.
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Monetization

Weibo is committed to creating and enhancing monetization opportunities for content creators through diversified channels such as advertisement, e-commerce and live streaming.

To advertising and marketing customers
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Broad and targeted reach

Weibo is an early mover of social advertising in China. Weibo provides its customers with social marketing solutions based on its social interest graph recommendation engine that helps them reach and engage their target audience.
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Full spectrum of tailored solutions

Weibo provides a full spectrum of innovative and tailored advertising and marketing solutions ranging from brand awareness to interest generation, sales conversion and loyalty marketing to cater to the diverse marketing demands of its customers.
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Viral effect

Weibo feeds and trends, whether promoted or organic, have the potential to go viral due to the public and distributed nature of Weibo platform. This provides its customers with additional upside value to increase the social elements of their advertising.
Competitive Landscape
In China, there are several types of social platforms dedicated to serving users’ needs to virtually connect with each other. Compared with social network platforms, where social relationship is primarily symmetric and reciprocal, social media platforms facilitate the build-out of asymmetric social relationship and address users’ differentiated social needs in the public arena. Furthermore, among the leading social media platforms in China, some focus on specific content formats such as video and live streaming, while others provide comprehensive content formats to cater to the diverse user needs. Platforms with more diverse content formats and more vibrant content creation ecosystems are better equipped to address the evolving user needs with diverse backgrounds and interests.
Weibo operates in a highly competitive industry which is rapidly changing due to the quickly evolving market demand and user preferences. New user acquisition has been one of the key challenges that each of the social platforms faces. The industry is evolving rapidly while witnessing rising competition for traffic and user time. Industry players compete for audiences and content with other major Chinese internet companies that provide online media as well as offline media companies. The user growth rate of established social media platforms may slow over time as the size of the user base increases and as they achieve higher market penetration in China’s internet population.
Our Strengths
We believe that the following strengths contribute to our success and differentiate us from our peers.
Pioneer and Leader in Social Media Industry in China
We pioneered China’s social media industry when we launched in 2009 in China as one of the earliest social media platforms (providing microblogging service) in China. Throughout the years, we spearhead the development of and innovation in the industry. For instance, Weibo is an early mover and key contributor to the “Internet KOL Economy,” which refers to all activities relating to the monetization of the KOLs’ influence and impact on their fans and social community. We took a unique approach towards information feeds, where our content distribution is primarily based on social relationship supplemented by our interest-based recommendation engine. Leveraging our early-mover advantage and our continuous innovations, we have built a high entry barrier in the social media industry in China and developed deep user insights that will continue to help us enhance our products and services.
Our user base has grown rapidly since our inception and reached 605 million MAUs and 260 million average DAUs in September 2023.
As we are the destination of choice where people create, distribute and discover high-quality content of various interests, Weibo has become a unique social media platform with profound social impact in China. Of the massive number of Hot Searches generated on Weibo in the six months ended June 30, 2023, around 30% of the Hot Searches were about public events or social affairs. By raising awareness to countless social events, Weibo is now more than a social media platform for content distribution. It is playing an indispensable role in promoting public conversions and helping people find real-time and reliable information, and therefore, has made a profound social impact on the Chinese society.
Robust Ecosystem with Powerful Network Effects
We connect users, content creators and customers in a robust, self-reinforcing ecosystem that offers strong value proposition to each participant.
Our large base of content creators acts as a trendsetter for the user base as a whole. We empower content creators to build up and engage with their fan base and monetize their social assets on Weibo within our ecosystem through diverse monetization methods such as KOL e-commerce, advertising services, etc. Our content creators are therefore motivated to create and distribute more high quality content on our platform, engage with our large base of users in public conversions on our platform, which helps Weibo incur relatively low content costs and achieve higher operating leverage. Our high quality content in turn attracts more customers to promote their products on Weibo through our broad range of innovative advertising services. Many KOLs, multi-channel networks, or the MCNs, and other users also become customers in order to further build their fan base and brand and to sell their products and services.
We benefit from strong network effects where more users and engagement on Weibo encourages more content creators to share content and capture monetization opportunities on its platform, which attracts more customers with higher advertising efficiency. Weibo’s ecosystem participants are incentivized and rewarded in a sustainable way, resulting in a virtuous and self-reinforcing cycle of value creation and raises significant entry barriers for potential competitors.
Large, Diverse and Engaged User Base
Since our inception in 2009, we have amassed a large user base. Weibo had 605 million MAUs and 260 million average DAUs in September 2023.
We have demonstrated our proven ability to appeal to younger generations who have a strong need for public conversations and interest-based content consumption. In September 2023, over 80% of our identified MAUs belonged to Generation Z, i.e., the generation that was born in or after 1990, based on our data analytical results. In addition, our success in expanding into lower-tier cities in China has strengthened the growth of our ecosystem. In September 2023, approximately 80% of our identified MAUs lived in non-tier-1 cities (tier-1 cities include Beijing, Shanghai, Guangzhou and Shenzhen) in China or in overseas cities, based on our data analytical results. Our user demographics and geographical reach are attractive to customers and KOLs who seek to reach a younger and wider audience, which reinforces the virtuous cycle of generating high-quality content.
In addition to our large and diverse user base, there are also significant connections and interactions among users on our platform. Weibo’s ratio of average DAUs to MAUs remained as high as 43% in 2020, 2021 and 2022, and stayed 43% in the nine months ended September 30, 2022 and 2023.
Ever-Growing Supply of Rich and Comprehensive Content Offerings
We have built a comprehensive and vibrant content ecosystem that is continuously growing with the evolving interests of our users.
Starting from a social media platform primarily focusing on text and photo, Weibo has been rolling out new formats to meet users’ evolving demands. With its continuous efforts in capitalizing on new content formats, Weibo now offers a wide array of content format, content categories and content creators among social platforms in China. Weibo plans to attract more users by further diversifying and enhancing its content offerings, such as promoting the video account program and accelerating the videolization for Weibo’s content creators.
To capture the growing trend of short video and to cater to the users’ shifting consumption preference towards short video, we have continuously improved the quality, diversity and relevance of video content offerings on our platform by improving and launching new products and features and scaling up the video content generation among top content creators. We launched Video Account program in the second half of 2020 to incentivize Weibo’s top content creators shift towards video creation with our traffic support. We also focus on strengthening the effective distribution of video content in information feeds to boost video content consumption, drive users’ engagement and improve the platform’s video content ecosystem.
We attract a large number of talented content creators who remain highly engaged and active on our platform. Our content creators actively generate original posts for public self-expression on our platform. Weibo has fostered a large celebrity and KOL network in China. As we keep implementing our strategy to increase the engagement for content creators to reach a broader audience through the video format, an increasing number of content creators are incorporating videos in their content creation and distribution on Weibo’s platform.
Our comprehensive content formats, diversified content offerings and distribution, as well as our large base of talented content creators cultivate a vibrant content ecosystem, which enables us to become the go-to social media platform for our users to find diverse content that matches their interests, and for content creators to fully showcase their talent.
Proven and Stable Track Record in Monetization
Starting monetization as early as in 2012, we have since experienced solid revenue growth with margin expansion, except that our revenues and business were adversely impacted by the outbreaks of COVID-19 in 2020 and subsequent surges driven by various variants of COVID-19 in 2022. We primarily generate revenues from the provision of advertising and marketing services. In 2020, our revenues reached US$1,689.9 million, with US$1,486.2 million advertising and marketing revenues. In 2021, our revenues reached US$2,257.1 million, with US$1,980.8 million advertising and marketing revenues. In 2022, our revenues reached US$1,836.3 million, with US$1,596.7 million advertising and marketing revenues. In the nine months ended September 30, 2022 and 2023, our revenues reached US$1,388.3 million, with US$1,206.1 million advertising and marketing revenues, and US$1,296.2 million, with US$1,130.3 million advertising and marketing revenues, respectively. The revenues and the advertising and marketing revenues both decreased from the nine months ended September 30, 2022 to the nine months ended September 30, 2023, due to the unfavorable impact from the overall depreciation of RMB against the U.S. dollar in the nine months ended September 30, 2023, compared to the same period last year. Our operating margin, being the ratio of income from operations to total revenues, reached 30% in 2020, 31% in 2021 and 26% in 2022; and reached 23% and 27% in the nine months ended September 30, 2022 and 2023, respectively.
We have constantly rolled out new and innovative advertising and marketing solutions that were pioneered in the digital advertising market. We launched native advertising product that allow advertisers to communicate in a similar format as organic feeds and Real-time Bidding System for information feeds in as early as 2013, started to offer promoted trends and search advertising products in as early as 2014, and pivoted the provisions of KOL marketing solutions in China. Leveraging our large user base, and celebrities and KOLs’ influence on Weibo’s platform, our customers are enabled to amplify their visibility and reach of their original marketing campaign on the platform. We launched Video Account program in the second half of 2020 to incentivize Weibo’s top content creators shift towards video creation with our traffic support.
We offer a full spectrum of advertising and marketing solutions ranging from brand awareness to interest generation, sales conversion and loyalty marketing that cater to the diverse needs of customers. For instance, for brand customers, our integrated branding plus performance marketing solutions leverage our unique strength in hot trends, celebrity and KOL marketing and delivery better advertising efficiency. For performance-driven customers, we constantly refine existing products and launch innovative products, such as upgrading Super FST, the real-time bidding advertising system and introducing video advertising products, to improve the advertisements placement efficiency and return on investment for customers.
We leverage our advanced artificial intelligence and data insights to optimize the efficiency of our advertising and marketing products. Our technology and data are constantly enhanced by iteration through our data insights accumulated over our years of operations and from our large and engaging user base.

Cutting-Edge Technological Capabilities and Scalable Infrastructure
Weibo’s platform is based on a scalable infrastructure built from our innovative and proprietary technologies. These systems enable Weibo to deliver the best-in-class experience for users, content creators and customers while distributing huge amount of message, including text, photo, video, live streaming, audio and topics, in real time. As of September 30, 2023, we had a team of 2,148 product development personnel dedicated to technology, data and product development functions. Our product development team is fully involved in all critical operational areas, with an in-depth understanding of our users’ needs.
Our industry-pioneering social interest graph, or SIG, recommendation engine leverages our comprehensive database of users’ social interest graphs, based on users’ engagement actions on our platform, such as Post, Repost, Comment, Like and Follow, and social relationships. The SIG recommendation engine allows us to push the content that the users may find more relevant and interesting, so as to increase user loyalty. We utilize machine learning technologies to semantically understand videos uploaded to our platform, whereby we use this information to accelerate content review of the videos and distribution of the videos on our platform. For example, to improve the user experience for those users we have reactivated through channel investment and hot events, we leverage the SIG recommendation engine to enhance the quality of our content offerings.
Our proprietary hybrid cloud platform can spot hot topics within seconds, automatically and speedily expand its cloud servers within minutes, and support millions of user visits occurring every second. Our distributed storage model allows us to efficiently manage billions of pieces of data while storing data on ordinary servers that are easily scalable, and our geographically distributed architecture enables fast access for users across the country.
Visionary and Experienced Management Team with A Proven Track Record
We have a visionary and experienced management team with strong execution and management capabilities and extensive industry knowledge. Mr. Charles Chao has served as our Chairman of the board of directors since our inception and has been SINA’s Chief Executive Officer since May 2006. Mr. Gaofei Wang has served as our CEO since 2014 and possesses deep entrepreneurship and extensive managerial experience. He has been actively involved in the product and business development of Weibo since its inception.
Other members of our senior management team have extensive and complementary experiences in a wide range of fields, covering technology, internet, entertainment, finance and operations. Our senior management team is entrepreneurial and has constantly launched innovative products and features that pioneered the social media industry in China. Together with Mr. Gaofei Wang, our senior management team led our company to grow Weibo’s user base from 144 million MAUs in March 2014 to 605 million MAUs in September 2023, and will continue to execute our growth strategies to achieve a higher level of success.
Our Strategies
We intend to achieve our mission and further solidify our unique position by pursuing the following strategies:
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Grow our user base through vertical and channel investments;

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Further reinforce content ecosystem in key verticals and promote operating efficiency;

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Promote monetization capabilities through enhancing our unique marketing combination; and

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Diversify monetization channels to amplify platform’s commercial value.

Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus supplement before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in this prospectus supplement and in our 2022

Form 20-F as well as other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Risks Relating to Our Business
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If we fail to grow our active user base, or if user engagement on our platform declines, our business, financial condition and operating results may be materially and adversely affected.

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If our users and platform partners do not continue to contribute content or their contributions are not valuable to other users, we may experience a decline in user traffic and user engagement.

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We rely on our partnership program with channel partners, which mainly include application pre-install partners, programmatic buying partners and application marketplaces, to drive traffic to our platform, and if our partnership program becomes less effective or if the smartphone market and shipment in China slow down compared to the prior years, traffic to our platform could decline and our business and operating results could be adversely affected.

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If we are unable to compete effectively for user traffic or user engagement, our business and operating results may be materially and adversely affected.

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We may not be able to maintain or grow our revenues or our business.

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We generate a substantial majority of our revenues from online advertising and marketing services. If we fail to generate sustainable revenue and profit through our advertising and marketing services, our result of operations could be materially and adversely affected.

Risks Relating to Our Corporate Structure
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We are a Cayman Islands holding company with no equity ownership in the VIEs. We conduct our operations in China through our PRC subsidiaries, the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. Investors thus are not purchasing the right to convert shares into direct equity interest in our operating entities in China but instead are purchasing the right to convert shares into equity interest in a Cayman Islands holding company. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. If the determinations, changes, or interpretations result in our inability to assert contractual control over the VIEs, our ADSs and/or Class A ordinary shares may decline in value or become worthless. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Risk Factors — Risks Relating to Our Corporate Structure” in our 2022 Form 20-F.

Risks Relating to Doing Business in China
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The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our listed securities” in our 2022 Form 20-F.

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Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs and Class A ordinary shares. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Uncertainties in

the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2022 Form 20-F.
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Regulation and censorship of information disseminated over the internet in China may adversely affect our business and subject us to liability for information displayed on Weibo. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — Regulation and censorship of information disseminated over the internet in China may adversely affect our business and subject us to liability for information displayed on Weibo” in our 2022 Form 20-F.

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Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2022 Form 20-F.

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We are required to complete filing procedures with the CSRC in connection with the convertible notes offering. In addition, the approval of or the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore listings and capital raising activities under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or filing. For more details, see “Risk Factors — Risks Relating to Doing Business in China — We are required to complete filing procedures with the CSRC in connection with the convertible notes offering. In addition, the approval of or the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore listings and capital raising activities under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or filing.”

Risks Relating to Our ADSs and Class A Ordinary Shares
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The trading prices for our listed securities have been and are likely to continue to be, volatile, regardless of our operating performance, which could result in substantial losses to our investors.

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We adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

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Substantial future sales or perceived potential sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline significantly.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

Risks Relating to This Offering
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Substantial future sales or perceived potential sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline significantly.

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Changes in the accounting guidelines relating to the Borrowed ADS could decrease our earnings per ADS and potentially the price of our ADS.

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The effect of the borrowing of our ADSs pursuant to the ADS Lending Agreement and the issuance of our ADSs in this offering may adversely affect the market price of our ADSs.

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Adjustments by convertible senior note investors of their hedging positions in our ADSs and the expectation thereof may have a negative effect on the market price of our ADSs.

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Conversion of the convertible senior notes being offered concurrently may dilute the ownership interest of existing shareholders and holders of ADSs.

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Provisions of the convertible senior notes being offered concurrently could also discourage an acquisition of us by a third party.

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We are subject to counterparty risk with respect to the ADS Lending Agreement.

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It is likely that we were classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended December 31, 2022, and it is likely that we will be a PFIC for the current taxable year and possibly for future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class A ordinary shares.

Our Shareholding and Corporate Structure
Our Major Shareholders and Relationship with Controlling Shareholders
As of September 30, 2023, Mr. Charles Chao, our chairman of the board of directors since our inception, was interested in and controlled through SINA Corporation, a wholly owned subsidiary of Sina Group Holding Company Limited, which is a wholly owned subsidiary of New Wave MMXV Limited, a business company incorporated in the BVI and controlled by Mr. Charles Chao, 87,822,024 Class B ordinary shares of our Company. As of September 30, 2023, Mr. Chao controlled approximately 64.1% of the aggregate voting rights in our Company.
Dual Class Voting Structure
Under our dual class voting structure, our share capital comprises Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share entitles the holder to exercise one vote and each Class B ordinary share entitles the holder to exercise three votes respectively, on all matters that require a shareholder’s vote. For additional information, see “Item 6. Directors, Senior Management and Employees — E. Share Ownership” in our 2022 Form 20-F as well as other documents that are incorporated by reference into this prospectus supplement.
You are advised to be aware of the potential risks of investing in companies with a dual class voting structure, in particular that the interests of the beneficiaries of such structure may not necessarily always be aligned with those of our shareholders as a whole, and that such beneficiaries will be in a position to exert significant influence over the affairs of our company and the outcome of shareholders’ resolutions, irrespective of how other shareholders vote. You should make the decision to invest in our company only after due and careful consideration, For further information about the risks associated with the dual class voting structure adopted by the Company, please refer to “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our 2022 Form 20-F and other documents that are incorporated by reference into this prospectus supplement.
Our VIE Structure
The diagram below illustrates the general structure of the economic flow and control under our VIE structure created by the contractual arrangements:

Current PRC laws and regulations impose substantial restrictions on foreign ownership of internet information services and value-added telecommunication service businesses in China. Therefore, we conduct part of our businesses through a series of agreements between Weibo Technology, our PRC subsidiary, Weimeng and Weimeng Chuangke, the Consolidated Affiliated Entities, and/or their respective shareholders.
Additionally, we have been advised by our PRC counsel, Kewei Law Firm, that there are substantial uncertainties regarding the interpretation and application of current and future PRC Laws. Accordingly, PRC regulatory authorities or courts may take a view that is contrary to the opinion of our PRC counsel. It is uncertain whether any new PRC laws relating to contractual arrangements will be adopted, what the laws would provide. If we or any of the VIEs is found to be in violation of existing or future PRC laws, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authority would have broad discretion to take action in dealing with the violation or failure, in which case we could be subject to severe penalties, including being prohibited from continuing our operations or unwinding the contractual arrangements. See “Item 4. Information on the Company — A. History and Development of the Company” in our 2022 Form 20-F and other documents that are incorporated by reference into this prospectus supplement.
Our Holding Company Structure and Contractual Arrangements with the VIEs and Their Respective Individual Shareholders
Weibo Corporation is not an operating company in China, but a Cayman Islands holding company with no equity ownership in the VIEs. We conduct our operations in China through our PRC subsidiaries and the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in internet and other related businesses, including the provision of internet content and online game operations. Accordingly, we operate these businesses in China through the VIEs, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and their shareholders to control the business operations of the VIEs. Revenues contributed by the VIEs and their subsidiaries accounted for 78.1%, 80.7% and 83.9% of our total revenues for the years of 2020, 2021 and 2022, respectively. As used in this prospectus supplement, “we,” “us,” “our company,” “the Company” or “our” refers to Weibo Corporation, a Cayman Islands company, its subsidiaries, and, in the context of describing its operations and consolidated financial information, the Consolidated Affiliated Entities, including, but not limited to, Weimeng, Weimeng Chuangke and their direct and indirect subsidiaries. Investors of our ADSs are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company.
A series of contractual agreements, including loan agreements, share transfer agreements, loan repayment agreements, agreement on authorization to exercise shareholder’s voting power, share pledge agreements, exclusive technical services agreement, exclusive sales agency agreement, trademark license agreement, and spousal consent letters, have been entered into by and among our PRC subsidiaries, the VIEs and their respective shareholders. Terms contained in each set of contractual arrangements with our PRC subsidiaries, the VIEs and their respective shareholders are substantially similar. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with the VIEs and Their Respective Individual Shareholders” in our 2022 Form 20-F.
The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. If any of these VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may incur substantial costs to enforce the terms of the arrangements. All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements will be resolved through arbitration in China. There remain significant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. These uncertainties could limit our ability to enforce these contractual arrangements. Furthermore, the shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — We rely on contractual arrangements with the VIEs and their respective shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Shareholders of the VIEs may have potential conflicts of interest with us, which may affect the performance of the contractual arrangements with the VIEs and their respective shareholders, which may in turn materially and adversely affect our business and financial condition” in our 2022 Form 20-F.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. Our contractual arrangements with the VIEs have not been tested in court to date. Investors may never directly hold equity interests in the VIEs. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in our operations, and our ADSs and/or Class A ordinary shares may decline significantly in value or become worthless. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole.
There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their respective shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations on foreign investment in internet and other related businesses, or if these regulations or their interpretation change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations,” and “— Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” in our 2022 Form 20-F.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of the VIEs, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on or remain listed on United States or other foreign exchanges outside of China. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2022 Form 20-F.
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our listed securities” in our 2022 Form 20-F.
The PRC regulatory and enforcement regime with regard to data security and privacy is evolving rapidly and may be subject to different interpretations or significant changes with very short notice. In the event that any new development requires us to change our business operations relevant to data security, data privacy or cybersecurity in general, we cannot assure you that we can comply with such new requirements in a timely manner or at all. For examples, the PRC Data Security Law and the Personal Information Protection Law released in 2021 posed additional challenges to our cybersecurity and data privacy compliance. The Measures for Cybersecurity Review promulgated in December 2021 and the draft Administrative Measures for Internet Data Security published for public comments in November 2021 imposed potential additional restrictions on China-based overseas-listed companies like us. If the Measures for Cybersecurity Review and the enacted version of the draft Administrative Measures for Internet Data Security mandate clearance of cybersecurity review and other specific actions to be taken by issuers like us, we may fail to complete these additional procedures, which may subject us to government enforcement actions and investigations, fines, penalties, or suspension of our non-compliant operations, and materially and adversely affect our business and results of operations and the price of our ADSs and/or Class A ordinary shares. The Outbound Data Transfer Security Assessment Measures, with effect from September 1, 2022, require a data processor to apply for security assessment with the CAC before providing important data or personal information to overseas recipients under certain circumstances and the Personal Information Outbound Transfer Standard Contract Measures, with effect from June 1, 2023, provide that a personal information processor who provides personal information to overseas recipients through execution of standard contract with such overseas recipient shall meet certain criteria, conduct a personal information protection impact assessment before providing any personal information to an overseas recipient, and complete the filing with local cybersecurity authority within ten working days from the effective date of the standard contract. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business — Privacy concerns relating to our products and services and the use of user information could damage our reputation, deter current and potential users and customers from using Weibo and negatively impact our business” in our 2022 Form 20-F.
On February 17, 2023, the CSRC issued Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures, with effect from March 31, 2023, and the No.1 to No.5 Supporting Guidance Rules, collectively, the Guidance Rules. The Trial Measures, together with the Guidance Rules, establish a new regime to regulate overseas offerings and listings by domestic companies. Any future securities offerings and listings outside of mainland China by our company, including but not limited to follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, either directly or indirectly, will be subject to the filing requirements with CSRC under the Trial Measures. Therefore, we will be required to file with the CSRC for our overseas offerings of equity and equity linked securities in the future within the applicable scope of the Filing Measures. See “Risk Factors — Risks Relating to Doing Business in China — We are required to complete filing procedures with the CSRC in connection with the convertible notes offering. In addition, the approval of or the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore listings and capital raising activities under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or filing.”
Furthermore, the PRC anti-monopoly regulators have promulgated new anti-monopoly and competition laws and regulations, including PRC Anti-Monopoly Law, with effect from August 1, 2022, four implementing rules for the new Anti-Monopoly Law, with effect from April 15, 2023, and the Supreme People’s Court’s s

Interpretation on Several Issues Concerning the Application of the PRC Anti-Unfair Competition Law, with effect from March 20, 2022, and strengthened the enforcement under these laws and regulations. There remain uncertainties as to how the laws, regulations and guidelines recently promulgated will be implemented and whether these laws, regulations and guidelines will have a material impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. If any non-compliance is raised by relevant authorities and determined against us, we may be subject to fines and other penalties. See “Item 3. Key Information — Risk Factors — Risks Relating to Doing Business in China — Any failure or perceived failure by us to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations” in our 2022 Form 20-F.
These risks could result in a material adverse change in our operations and the value of our ADSs and/or Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2022 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2022 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations and this Offering
We conduct our business primarily through our subsidiaries, the VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus supplement, our Consolidated Affiliated Entities have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, our subsidiaries and the VIEs in China, including, among others, the Internet Content Provision License, and the Online Culture Operating Permit held by Weimeng. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot assure you that we have obtained all the permits or licenses required for conducting our business in China. For example, Weimeng is not qualified to obtain the internet audio/video program transmission license under the current legal regime as it is not a wholly state-owned or state-controlled company and it was not operating prior to the issuance of the Rules for the Administration of Internet Audio and Video Program Services, commonly known as Circular 56. Weimeng plans to apply for an internet audio/ video program transmission license when feasible to do so. In addition, an internet publishing permit might be necessary for our provisions of online game related services and the contents generated by our users on our platform. Weimeng has been actively communicating with the relevant regulator for the application of an internet publishing permit. Furthermore, although most of the games on our website have obtained approval from the National Press and Publication Administration, or the NPPA, certain games may not be able to obtain such approval due to the narrow interpretation of the scope of “game” adopted by NPPA in practice. We may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. If we, our subsidiaries or the VIEs do not receive or maintain any necessary permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we cannot assure you that we will be able to obtain the necessary permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in PRC licensing and regulation of internet businesses” in our 2022 Form 20-F.
We completed the pre-issuance registration with the NDRC in connection with the convertible notes offering and obtained a certificate evidencing such registration on August 4, 2023. After the issuance of the notes, we shall file or cause to be filed the requisite information on the convertible notes offering with the NDRC within the time period as required by the NDRC pursuant to the NDRC Foreign Debt Measures and any implementation rules or applicable policies as issued by the NDRC from time to time. In addition, as advised by our PRC legal counsel, Kewei Law Firm, according to the Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Enterprises issued by the CSRC on February 17, 2023, we are required to submit a filing with the CSRC within three business days after completion of the convertible notes offering. We cannot assure you that we will be able to complete the filing procedures as required in a timely manner. For details of the associated risks, see “Risk Factors — Risks Relating to Doing Business in China — We are required to complete filing procedures with the CSRC in connection with the convertible notes offering. In addition, the approval of or the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore listings and capital raising activities under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or filing.”
Cash and Asset Flows through Our Organization
Weibo Corporation transfers cash to its wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because Weibo Corporation and its subsidiaries control the VIEs through contractual arrangements, they are not able to make direct capital contribution to the VIEs and their subsidiaries. However, they may transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions.
Under the currently effective PRC laws and regulations, Weibo Corporation may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the Consolidated Affiliated Entities only through loans, subject to satisfaction of applicable government registration and approval requirements. We currently do not have cash management policies in place that dictate how funds are transferred between Weibo Corporation, our subsidiaries, and the Consolidated Affiliated Entities. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.
For the years ended December 31, 2020, 2021 and 2022 and the nine months ended September 30, 2023, no assets other than cash were transferred through our organization.
For the years ended December 31, 2020, 2021 and 2022, the VIEs received debt financing of US$285.9 million, US$157.0 million, and US$232.3 million from WFOEs, respectively. For the nine months ended September 30, 2023, the VIEs made net repayment of US$303.1 million to the WFOEs.
In addition, for the year ended December 31, 2022, the VIEs also received US$377.0 million from WFOEs as a repayment of cash advances that the VIEs historically provided to the WFOEs when service fees could not be settled in time.
For the years ended December 31, 2020 and 2021 and the nine months ended September 30, 2023, Weibo Corporation loaned an aggregate amount of US$144.3 million, US$287.3 million and US$580.7 million to its subsidiaries, respectively. For the year ended December 31, 2022, Weibo Corporation received net cash of US$0.2 million from its subsidiaries.
For the years ended December 31, 2020, 2021 and 2022, there were no cash flows between Weibo Hong Kong Limited, the intermediate holding company, and Weibo Technology, the WFOE. For the nine months ended September 30, 2023, the WFOE loaned an aggregate amount of US$103.1 million to Weibo Hong Kong Limited.
The VIEs may transfer cash to the relevant WFOE by paying service fees according to the exclusive technical services agreement, exclusive sales agency agreement and trademark license agreement. For the years ended December 31, 2020, 2021 and 2022 and the nine months ended September 30, 2023, the total amount of service fees that VIEs paid to the relevant WFOE under the exclusive technical services agreement, exclusive sales agency agreement and trademark license agreement was US$812.8 million, US$780.3 million, US$1,076.4 million and US$560.8 million, respectively.
For the years ended December 31, 2020, 2021 and 2022 and the nine months ended September 30, 2023, no dividends or distributions were made to Weibo Corporation by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries and VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and VIEs, totaling US$451.7 million, US$480.7 million, US$566.9 million and US$568.5 million, as of December 31, 2020, 2021 and 2022 and September 30, 2023, respectively. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries and VIEs to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Any limitation on the ability of our PRC subsidiaries to make payments to us, or the tax implications of making payments to us, could have a material adverse effect on our ability to conduct our business or our financial condition.”
In May 2023, the board of directors of Weibo Corporation approved a special cash dividend of US$0.85 per ordinary share and ADS to holders of our ordinary shares and ADSs. The aggregate amount of the special dividend was approximately US$200 million and was paid to holders of our ordinary shares and ADSs in July 2023. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our 2022 Form 20-F. For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our ADSs or Class A ordinary shares, see “Taxation” and “Item 10. Additional Information — E. Taxation” in our 2022 Form 20-F.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within mainland China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%(3)	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China.

(2)
Under the terms of VIE agreements, our PRC subsidiaries may charge the VIEs for services provided to VIEs. These service fees shall be recognized as expenses of the VIEs, with a corresponding amount as service income by our PRC subsidiaries and eliminate in consolidation. For income tax purposes, our PRC subsidiaries and VIEs file income tax returns on a separate company basis. The service fees paid are recognized as a tax deduction by the VIEs and as income by our PRC subsidiaries and are tax neutral.

(3)
Certain of our subsidiaries and VIEs qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China and is not considered a PRC resident enterprise, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIEs will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIEs exceed the service fees paid to our PRC subsidiaries (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIEs could make a non-deductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs. This would result in such transfer being non-deductible expenses for the VIEs but still taxable income for the PRC subsidiaries. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.
Corporate Information
Our principal executive offices are located at 8/F, QIHAO Plaza, No. 8 Xinyuan S. Road, Chaoyang District, Beijing 100027, People’s Republic of China. Our telephone number at this address is +86 10 5898-3336. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
The SEC maintains a website at www. sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system. We maintain our website at http://ir.weibo.com/. The information contained on, or linked from, our website is not a part of this prospectus supplement.
Concurrent Convertible Senior Notes Offering
Concurrently with the Delta Placement of Borrowed ADSs, we are offering US$300,000,000 aggregate principal amount of convertible senior notes, plus up to US$30,000,000 aggregate principal amount of our convertible senior notes if the initial purchaser in the convertible senior notes offering exercise its option to purchase additional convertible senior notes, in reliance on the exemption from registration provided by Rule 144A under the Securities Act.
The Delta Placement of Borrowed ADSs is contingent upon the closing of the convertible senior notes offering, and the convertible senior notes offering is contingent upon the Delta Placement of Borrowed ADSs. If the concurrent offering of convertible senior notes pursuant to Rule 144A is not consummated, the ADS loan transactions under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate, and all of the Borrowed ADSs (or ADSs fungible with Borrowed ADSs) must be returned to us.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA
You should read the following information in conjunction with our consolidated financial statements and the related notes incorporated in this prospectus supplement by reference to our 2022 Form 20-F, and our unaudited interim condensed consolidated financial statements and the related notes included in our current report on Form 6-K furnished with the SEC on November 29, 2023, which is incorporated by reference into in this prospectus supplement.
The following summary consolidated statements of operations and comprehensive loss data for the years ended December 31, 2020, 2021 and 2022, summary consolidated balance sheet data as of December 31, 2021 and 2022 and summary consolidated statements of cash flow data for the years ended December 31, 2020, 2021 and 2022 have been derived from our audited consolidated financial statements incorporated into this prospectus supplement by reference to our 2022 Form 20-F. Our summary consolidated statements of operations and comprehensive loss data for the nine months ended September 30, 2022 and 2023, summary consolidated balance sheet data as of September 30, 2023 and summary consolidated statements of cash flow data for the nine months ended September 30, 2022 and 2023 were derived from our unaudited interim condensed consolidated financial statements incorporated by reference to this prospectus supplement. Our historical results do not necessarily indicate our results expected for any future periods.
	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2022	2022	2023
	(In US$ thousands, except for per share and per ADS data)
Consolidated Statements of Operations Data:
Revenues:
Advertising and marketing revenues:
Third parties	1,202,712	1,633,242	1,392,723	1,060,245	1,006,122
Alibaba(1)	188,597	181,241	107,197	64,924	66,717
SINA	48,353	96,359	56,206	47,979	33,051
Other related parties	46,493	69,953	40,524	32,958	24,385
Subtotal	1,486,155	1,980,795	1,596,650	1,206,106	1,130,275
Value-added services revenues	203,776	276,288	239,682	182,228	165,894
Total revenues	1,689,931	2,257,083	1,836,332	1,388,334	1,296,169
Costs and expenses:
Cost of revenues(2)	302,180	403,841	400,585	294,498	274,123
Sales and marketing(2)	455,619	591,682	477,107	354,442	321,695
Product development(2)	324,110	430,673	415,190	315,862	266,385
General and administrative(2)	101,224	133,475	52,806	93,358	80,037
Impairment of intangible assets	—	—	10,176	10,176	—
Total costs and expenses	1,183,133	1,559,671	1,355,864	1,068,336	942,240
Income from operations	506,798	697,412	480,468	319,998	353,929
Income (Loss) from equity method investments	10,434	14,217	(24,069)	(1,220)	(5,716)
Realized gain (loss) from investments	2,153	3,243	1,591	166	(1,184)
Fair value changes through earnings on investments, net	35,115	(72,787)	(243,619)	(273,950)	17,594
Investment related impairment and provision	(211,985)	(106,800)	(71,081)	(35,743)	(23,360)
Interest income	85,829	77,280	105,434	76,747	88,745
Interest expense	(57,428)	(71,006)	(71,598)	(53,255)	(88,010)

	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2022	2022	2023
	(In US$ thousands, except for per share and per ADS data)
Other income (loss), net	4,997	9,159	(49,040)	(44,037)	(478)
Income (Loss) before income tax expenses	375,913	550,718	128,086	(11,294)	341,520
Less: income tax expenses	61,316	138,841	30,277	48,978	72,709
Net income (loss)	314,597	411,877	97,809	(60,272)	268,811
Less: Net income (loss) attributable to non-controlling interests and redeemable non-controlling interests	1,233	(16,442)	12,254	(3,911)	1,287
Accretion to redeemable non-controlling interests	—	—	—	—	8,156
Net income (loss) attributable to Weibo’s shareholders	313,364	428,319	85,555	(56,361)	259,368
Shares used in computing net income (loss) per share attributable to Weibo’s shareholders:
Basic	226,921	228,814	235,164	235,543	235,307
Diluted	227,637	230,206	236,407	235,543	237,817
Income (Loss) per ordinary share:
Basic	1.38	1.87	0.36	(0.24)	1.10
Diluted	1.38	1.86	0.36	(0.24)	1.09
Income (Loss) per ADS(3):
Basic	1.38	1.87	0.36	(0.24)	1.10
Diluted	1.38	1.86	0.36	(0.24)	1.09

(1)
For the years ended December 31, 2020, 2021 and 2022, we recorded US$152.0 million, US$139.6 million and US$107.0 million, respectively, in advertising and marketing revenues from Alibaba as an advertiser; for the nine months ended September 30, 2022 and 2023, we recorded US$64.7 million and US$66.7 million, respectively, in advertising and marketing revenues from Alibaba as an advertiser. Moreover, one of Alibaba’s subsidiaries engaged in the business of advertising agency and contributed another US$36.6 million, US$41.7 million and US$0.2 million to our total revenues for the years ended December 31, 2020, 2021 and 2022, respectively.

(2)
Stock-based compensation was allocated in costs and expenses as follows:

	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2022	2022	2023
	(In US$ thousands)
Cost of revenues	5,384	8,112	9,417	7,597	7,082
Sales and marketing	9,983	15,292	18,910	15,224	12,969
Product development	33,093	43,622	55,294	44,520	40,362
General and administrative	18,645	20,970	28,092	20,995	18,970
Total	67,105	87,996	111,713	88,336	79,383

(3)
Each ADS represents one Class A ordinary share.

The following table presents our summary consolidated balance sheet data as of the dates indicated.
	As of December 31,		As of September 30, 2023
	2021	2022
	(in US$ thousands)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	2,423,703	2,690,768	2,455,007
Short-term investments	711,062	480,428	314,629
Amount due from SINA	494,200	487,117	497,108
Long-term investments	1,207,651	993,630	1,283,578
Total assets	7,519,522	7,129,454	6,710,537
Convertible debt	896,541	—	—
Unsecured senior notes	1,538,415	1,540,717	1,542,444
Long-term loans	—	880,855	888,947
Total liabilities	3,831,502	3,738,914	3,433,087
Ordinary shares	59	59	58
Additional paid-in capital	1,477,291	1,445,519	1,404,109
Retained earnings	1,959,539	2,045,094	2,104,326
Non-controlling interests	27,577	14,495	11,025
Total shareholders’ equity	3,621,398	3,344,745	3,218,154
The following table presents our summary consolidated cash flow data for the periods indicated.
	For the Year Ended December 31,		For the Nine Months Ended September 30,
	2021	2022	2022	2023
	(in US$ thousands except percentage)
Net cash provided by operating activities	814,020	564,104	404,964	454,633
Net cash provided by (used in) investing activities	(423,960)	(33,014)	214,053	(380,112)
Net cash provided by (used in) financing activities	189,442	(91,141)	(71,502)	(199,195)
Effect of exchange rate changes on cash and cash equivalents	29,357	(172,884)	(212,317)	(111,087)
Net increase (decrease) in cash and cash equivalents	608,859	267,065	335,198	(235,761)
Cash and cash equivalents at the beginning of year/period	1,814,844	2,423,703	2,423,703	2,690,768
Cash and cash equivalents at the end of year/period	2,423,703	2,690,768	2,758,901	2,455,007
The following table sets forth our key operating data for each period indicated:
	December 2020	December 2021	December 2022	September 2022	September 2023
MAUs (in millions)	521	573	586	584	605
Average DAUs (in millions)	225	249	252	253	260
Ratio of average DAUs to MAUs	43%	43%	43%	43%	43%
We have a large and active user base. Our MAUs increased from 521 million in December 2020 to 573 million in December 2021, and further to 586 million in December 2022; and 584 million in September 2022 to 605 million in September 2023. Our average DAUs increased from 225 million in December 2020, to 249 million in December 2021, and further to 252 million in December 2022; and from 253 million in September 2022 to 260 million in September 2023. The ratio of average DAUs to MAUs remained stable at 43% during the periods presented above.

Our user growth rate may fluctuate from time to time depending on various factors, including our business operation and user base growth, as well as the general market condition.
	For the Year Ended December 31,			For the Nine Months Ended September 30,
	2020	2021	2022	2022	2023
Average spending per advertiser (excluding Alibaba) (in US$)	825	1,860	1,552	1,555	1,818
Number of advertising customers (in millions)	1.6	1.0	1.0	0.7	0.6
The total number of advertisers kept relatively stable at 1.0 million in 2021 and 2022, compared to 1.6 million in 2020, while the average spending per advertiser (excluding Alibaba) increased by 125% from US$825 in 2020 to US$1,860 in 2021, and decreased by 17% from US$1,860 in 2021 to US$1,552 in 2022, primarily due to conservative advertising budget from advertisers which have been influenced by macroeconomic factors and disruptions stemming from COVID-19 infections. The total number of advertisers was 0.7 million and 0.6 million in the nine months ended September 30, 2022 and 2023, respectively, and the average spending per advertiser (excluding Alibaba) increased by 17% from the same periods, primarily due to the churn of individual customers with relatively lower advertising budgets.

THE OFFERING
Issuer
Weibo Corporation, an exempted company incorporated under the laws of the Cayman Islands.
The Delta Placement of Borrowed ADSs
        Borrowed ADSs (representing       Class A ordinary shares).
The Borrowed ADSs will initially be offered at US$      per ADS.
ADSs outstanding immediately after this offering
        ADSs.
Ordinary shares outstanding immediately after this offering
        ordinary shares, comprising (i)       Class A ordinary shares (including         Class A ordinary shares represented by the ADSs offered hereby) and (ii) 87,822,024 Class B ordinary shares.
We believe that under U.S. GAAP, the Borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our earnings per ADS. The Class A ordinary shares underlying the Borrowed ADSs that we will issue to the ADS Borrower will be issued and outstanding as fully paid shares for company law purposes.
The ADSs
Each ADS represents one Class A ordinary share, par value US$0.00025 per share.
The depositary will hold the Class A ordinary shares represented by your ADSs. You will have rights as provided in the deposit agreement. If we declare dividends on our Class A ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares, after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.
You may turn in your ADSs to the depositary in exchange for Class A ordinary shares. The depositary will charge you fees for any exchange.
We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.
To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus. You should also read the deposit agreement, which was filed as an exhibit to our 2022 Form 20-F.
Depositary
JPMorgan Chase Bank, N.A.
Lending fee
We will not receive any proceeds from the sale of the Borrowed ADSs in this offering, but we will receive from the ADS Borrower a nominal lending fee of US$0.00025 per Borrowed ADS, which will be applied to fully pay up the Class A ordinary shares underlying the Borrowed ADSs.

Listing
Our ADSs are listed on The Nasdaq Global Select Market under the symbol “WB” and our Class A ordinary shares are listed on the Main Board of the Hong Kong Stock Exchange under the stock code “9898.”
Lock-up
We and our officers, directors and certain principal shareholders have agreed not to sell or otherwise dispose of our ordinary shares, ADSs or certain other securities until the expiration of the Restricted Periods described under “Underwriting (Conflicts of Interest).”
Concurrent offering
Concurrently with this offering of the Borrowed ADSs, we are offering US$300,000,000 aggregate principal amount of convertible senior notes, plus up to US$30,000,000 aggregate principal amount of our convertible senior notes if the initial purchaser of the convertible senior notes offering exercise its option to purchase additional convertible senior notes, in reliance on the exemption from registration provided by Rule 144A under the Securities Act under the Securities Act.
The Delta Placement of Borrowed ADSs is contingent upon the closing of the convertible senior notes offering, and the convertible senior notes offering is contingent upon the Delta Placement of Borrowed ADSs. If the concurrent offering of convertible senior notes pursuant to Rule 144A is not consummated, the ADS loan transactions under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate, and all the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs) must be returned to us.
See “Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes” for a description of the convertible senior note offering.
Risk factors
An investment in our ADSs involves risks. You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus titled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the ADSs.
Conflicts of interest
All of the proceeds of the offering of the Borrowed ADSs will be paid to the ADS Underwriter or affiliates thereof. As a result, the ADS Underwriter, or affiliates thereof, will each receive 5% or more of the net proceeds of this offering. Thus, each ADS Underwriter has a “conflict of interest” as defined in Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in FINRA Rule 5121, exists for the ADSs.

RISK FACTORS
Investing in the Borrowed ADSs involves risk. You should consider carefully the risks described below, in our 2022 Form 20-F and all of the other information set forth in or incorporated by reference into this prospectus supplement and in the accompanying prospectus before investing in the Borrowed ADSs. The following factors, individually and in the aggregate, could cause our business, results of operations and financial condition to suffer or materially differ from expected and historical results. As a result, the trading price of the Borrowed ADSs may decline, and you may lose part or all of your investment.
Risks Relating to Doing Business in China
Substantial uncertainties exist with respect to the interpretation and implementation of cybersecurity related regulations and cybersecurity review as well as any impact these may have on our business operations.
The cybersecurity legal regime in China is relatively new and evolving rapidly, and their interpretation and enforcement involve significant uncertainties. As a result, it may be difficult to determine what actions or omissions may be deemed to be in violations of applicable laws and regulations in certain circumstances.
Network operators in China are subject to numerous laws and regulations, and have the obligations to, among others, (i) establish internal security management systems that meet the requirements of the classified protection system for cybersecurity, (ii) implement technical measures to monitor and record network operation status and cybersecurity incidents, (iii) implement data security measures such as data classification, backups and encryption, and (iv) submit for cybersecurity review under certain circumstances.
On November 7, 2016, the Standing Committee of the National People’s Congress issued the Cyber Security Law, which imposes more stringent requirements on operators of “critical information infrastructure,” especially in data storage and cross-border data transfer.
On December 28, 2021, the CAC, the NDRC, the MIIT, and several other administrations jointly published the Measures for Cybersecurity Review, effective on February 15, 2022, which provides that certain operators of critical information infrastructure purchasing network products and services or network platform operators carrying out data processing activities, which affect or may affect national security, must apply with the Cybersecurity Review Office for a cybersecurity review. As advised by our PRC counsel, Kewei Law Firm, the exact scope of operators of “critical information infrastructure” under the Measures for Cybersecurity Review and current PRC regulatory regime is subject to the decisions of the relevant PRC government authorities that have been delegated the authority to identify operators of “critical information infrastructure” in their respective jurisdictions (including regions and industries). PRC government authorities have wide discretion in the interpretation and enforcement of these laws, including the identification of operators of “critical information infrastructure” and the interpretation and enforcement of requirements potentially applicable to such operators of “critical information infrastructure.” As a major internet platform, we are at risk of being deemed to be an operator of “critical information infrastructure” or a network platform operator meeting the above criteria under PRC cybersecurity laws. If we are identified as an operator of “critical information infrastructure,” we would be required to fulfill various obligations as required under PRC cybersecurity laws and other applicable laws for such operators of “critical information infrastructure” thus currently not applicable to us, including, among others, setting up a special security management organization, organizing regular cybersecurity education and training, formulating emergency plans for cyber security incidents and conducting regular emergency drills, and although the internet products and services we purchase are primarily bandwidth, copyright content and marketing services, we may need to follow cybersecurity review procedure and apply with Cybersecurity Review Office before making certain purchases of network products and services.
During cybersecurity review, we may be required to suspend the provision of any existing or new services to our users, and we may experience other disruptions of our operations, which could cause us to lose users and customers therefore leading to adverse impacts on our business. The cybersecurity review could also lead to negative publicity and a diversion of time and attention of our management and our other resources. It could be costly and time-consuming for us to prepare application materials and make the applications. Furthermore, there can be no assurance that we will obtain the clearance or approval for these applications from the Cybersecurity Review Office and the relevant regulatory authorities in a timely manner, or at all. If we are found to be in violation of cybersecurity requirements in China, the relevant governmental authorities may, at their discretion, conduct investigations, levy fines, request app stores to take down our apps and cease to provide viewing and downloading services related to our apps, prohibit the registration of new users on our platform, or require us to change our business practices in a manner materially adverse to our business. Any of these actions may disrupt our operations and adversely affect our business, results of operations and financial condition.
On November 14, 2021, the CAC published a discussion draft of the Administrative Measures for Internet Data Security, or the Draft Measures for Internet Data Security, which provides that data processors conducting the following activities shall apply for cybersecurity review: (i) merger, reorganization or division of Internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests affects or may affect national security; (ii) listing abroad of data processors processing over one million users’ personal information; (iii) listing in Hong Kong which affects or may affect national security; or (iv) other data processing activities that affect or may affect national security. There have been no clarifications from the authorities as of the date of this prospectus supplement as to the standards for determining such activities that “affects or may affect national security.” The CAC has solicited comments on this draft until December 13, 2021, but there is no timetable as to when it will be enacted. As such, substantial uncertainties exist with respect to the enactment timetable, final content, interpretation and implementation. The Draft Measures for Internet Data Security, if enacted as proposed, may materially impact our capital raising activities. Any failure to obtain such approval or clearance from the regulatory authorities could materially constrain our liquidity and have a material adverse impact on our business operations and financial results, especially if we need additional capital or financing.
We believe, to the best of our knowledge, our business operations do not violate any of the above PRC laws and regulations currently in effect in material aspects. We have been taking, and will continue to take, reasonable measures to comply with such laws, regulations, announcement, provisions and inspection requirements. However, the interpretation and application of these cybersecurity laws, regulations and standards are evolving. We cannot assure you that relevant governmental authorities will not interpret or implement these and other laws or regulations in ways that may negatively affect us.
We are required to, but have not been able to, verify the identities of all of our users who post on Weibo, and our noncompliance exposes us to potentially severe penalty by the Chinese government.
The Rules on the Administration of Microblog Development, issued by the Beijing Municipal Government in 2011, stipulate that users who post publicly on microblogs are required to disclose their real identity to the microblogging service provider, though they may still use pen names on their accounts. Microblogging service providers are required to verify the identities of their users. In addition, microblogging service providers based in Beijing were required to verify the identities of all of their users, including existing users who post publicly on their websites. Furthermore, pursuant to the Cyber Security Law passed by the Standing Committee of the National People’s Congress, which came into effect on June 1, 2017, we are required to verify users’ real identities when they sign up. Further, both the Administrative Measures on Group Chat Service issued on September 7, 2017 and effective on October 8, 2017, and the Administrative Measures on Internet User Public Account Information Service, which was issued on September 7, 2017 and effective on October 8, 2017 and amended on January 22, 2021, require verification of any user’s identity. On August 1, 2018, the CAC and the other five PRC governmental authorities jointly issued the Circular on Tightening the Administration of Online Live Streaming Services, or the Online Live Streaming Services Circular, which specifies that online live Streaming service providers are required to implement real name verification system for users.
We have made significant efforts to comply with the user verification requirements, including requiring content creators in certain professional industries such as, current affairs, military, finance, law and healthcare, and have over one million followers to provide real-name and other identity information on their front account page. This requirement will be gradually extended to content creators with over 500,000 followers in professional industries. Regular users and accounts primarily focused on sharing personal daily life content will not be affected by this requirement. However, for reasons including existing user behaviors, the nature of the social media product and online live streaming and the lack of clarity on specific implementation procedures, we have not been able to verify the identities of all of the users who post content publicly on

Weibo. We are potentially liable for our noncompliance and may be subject to penalties including the deactivation of certain features on Weibo, a written warning, suspension or termination of Weibo operations, fines, revocation of licenses or business license, or other penalties imposed by the Chinese government. Any of the above actions may have a material and adverse impact on the trading price of our Class A ordinary shares and/or ADSs.
We are required to complete filing procedures with the CSRC in connection with the convertible notes offering. In addition, the approval of or the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore listings and capital raising activities under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or filing.
The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear and uncertain. If the CSRC approval is required for any of our offshore listings and capital raising activities, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, such CSRC approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for our offshore listings and capital raising activities if such approval is required, or a rescission of such CSRC approval is obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in the PRC, restrictions or limitations on our ability to pay dividends outside of the PRC, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
On December 28, 2021, the CAC, the NDRC, the MIIT and other PRC government authorities jointly promulgated the Measures for Cybersecurity Review, with effect from February 15, 2022. The Measures for Cybersecurity Review require that, among others, operators of “critical information infrastructure” purchasing internet products or services or network platform operators carrying out data processing activities, that affect or may affect national security, shall apply with the Cybersecurity Review Office for a cybersecurity review. In addition, a network platform operator holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before any public offering and listing on a foreign stock exchange. On November 14, 2021, the CAC released the draft Administrative Measures for Internet Data Security, or the Draft Measures for Internet Data Security, for public comments, which requires, among others, that a prior cybersecurity review would be required for the overseas listing of data processors that process over one million users’ personal information, or the listing of data processors in Hong Kong that affects or may affect national security.
On July 6, 2021, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies.
On February 17, 2023, the CSRC issued Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures, with effect from March 31, 2023, and the No.1 to No.5 Supporting Guidance Rules, collectively, the Guidance Rules. The Trial Measures, together with the Guidance Rules, establish a new regime to regulate overseas offerings and listings by domestic companies. Any future securities offerings and listings outside of mainland China by our company, including but not limited to follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, either directly or indirectly, will be subject to the filing requirements with CSRC under the Trial Measures. Failure to comply with the filing requirements under the Trial Measures may result in warnings, forced corrections, and fines of not less than RMB1 million and not more than RMB10 million for the relevant PRC companies. The responsible persons may face a warning and fines of not less than RMB0.5 million and not more than RMB5 million. Additionally, fines of not less than RMB1 million and not more than RMB10 million may be imposed on the PRC company’s controlling shareholder(s) and actual controller(s) who organized or instructed the violation. The Trial Measures have no retroactive effect and thus are not applicable to our listing and offering prior to the promulgation. Any failure or perceived failure by us to comply with the requirements under the Trial Measures may result in forced corrections, warnings and fines against us and could materially hinder our ability to offer or continue to offer our securities. For details, please see “Item 4. Information on the Company — B. Business Overview — Regulation — Regulations on Concentration in Merger and Acquisition Transactions and Overseas Listings” included in the 2022 Form 20-F.
On February 17, 2023, the CSRC issued the Notice on Administrative Arrangements for the Filing of Domestic Enterprise’s Overseas Offerings and Listings, which stipulates that domestic enterprises like us that have completed overseas listings are not required to make any immediate filing with the CSRC, but shall comply with the filing requirements under the Trial Measures when it subsequently seeks to conduct a follow-on offering or fall within other circumstances that require filing with the CSRC. In addition, the No.1 Supporting Guidance Rules provides that a domestic enterprise that has completed overseas listing shall comply with the filing requirements under the Trial Measures for issuance of convertible corporate notes, exchangeable bonds and preferred shares in an overseas market. Therefore, we are required to submit a filing with the CSRC within three business days after completion of the convertible notes offering and may be subject to the filing requirements under the Trial Measures for our future follow-on offerings. We cannot assure you that we will complete the filing procedures as required in a timely manner. If we fail to complete the filing procedures for the convertible notes offering or any future offshore offering or listing, including follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, restrictions on or delays to our future financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ADSs. In addition, if there are other major events, including but not limited to the change of control, investigated or punished by overseas securities regulatory authorities or relevant competent authorities, changing listing status or listing sector, terminating the listing voluntarily or forcibly, and changing our major business activities, given the substantial uncertainties surrounding the latest CSRC filing requirements at this stage, we cannot assure you that we will be able to complete the filings or reporting and fully comply with the relevant new rules and requirements in a timely manner or at all. See “Item 4. Information on the Company — B. Business Overview — Regulations — Regulations on Concentration in Merger and Acquisition Transactions and Overseas Listings” included in the 2022 Form 20-F.
On December 27, 2021, the NDRC and the Ministry of Commerce jointly issued the Special Administrative Measures (Negative List) for Foreign Investment Access (2021 Version), or the 2021 Negative List, which became effective on January 1, 2022. Pursuant to the Special Administrative Measures, if a PRC company engaging in the prohibited business stipulated in the 2021 Negative List seeks an overseas offering and listing, approval from the competent governmental authorities will be required. Besides, the foreign investors of the issuer shall not be involved in the company’s operation and management, and their shareholding percentages shall be subject, mutatis mutandis, to the relevant regulations on the domestic securities investments by foreign investors. As the 2021 Negative List is relatively new, there remain substantial uncertainties as to the interpretation and implementation of these new requirements, and it is unclear as to whether and to what extent listed companies like us will be subject to these new requirements. If we are required to comply with these requirements and fail to do so on a timely basis, or at all, our business operation, financial conditions and business prospect may be adversely and materially affected.
In addition, we cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from and filing with the CSRC or other regulatory authorities or other procedures, including the cybersecurity review under the Measures for Cybersecurity Review and the Draft Measures for Internet Data Security, are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such filing procedures and any such approval or filing could be rescinded or rejected. Any failure to obtain or delay in obtaining such approval or completing such filing procedures for our offshore offerings, or a rescission of any such approval or filing if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or filing or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our listed securities. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our prior offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our listed securities.
The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections.
Our auditor, the independent registered public accounting firm that issues the audit report included in the 2022 Form 20-F, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is located in mainland China, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in the ADSs were deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the Securities and Exchange Commission, we and investors in our ADSs would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in the ADSs to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment.
Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.
On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In March 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been and do not expect to be, identified as a Commission-Identified Issuer under the HFCAA after we filed the 2022 Form 20-F.
Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and

Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. Although our Class A ordinary shares have been listed on the Hong Kong Stock Exchange and the ADSs and Class A ordinary shares are fully fungible, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will be sustained or that the ADSs can be converted and traded with sufficient market recognition and liquidity, if our shares and ADSs are prohibited from trading in the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with denoting would have a negative impact on the price of our ADSs. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.
Risks Relating to This Offering
Substantial future sales or perceived potential sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline significantly.
Sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market, or the perception that these sales could occur, could cause the trading price of our Class A ordinary shares and/or ADSs to decline significantly. Upon completion of this offering of the Borrowed ADSs, we will have             ordinary shares issued and outstanding, including             Class A ordinary shares, among which           Class A ordinary shares are represented by ADSs, and 87,822,024 Class B ordinary shares. All Borrowed ADSs sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or additional registration under the Securities Act. Some ordinary shares and/or ADSs outstanding after this offering and the concurrent offering of our convertible senior notes and held by certain of our officers, directors and principal shareholders will be available for sale, upon the expiration of the lock-up periods (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these ordinary shares or ADSs may be released prior to the expiration of the applicable lock-up period at the discretion of the ADS Underwriter or initial purchaser, as applicable. See “Underwriting (Conflicts of Interest).” Our other outstanding ordinary shares and/or ADSs not subject to lock-up may be available for sale immediately after the date of this prospectus supplement. To the extent a substantial amount of such securities are sold into the market, the market price of our ADSs could decline significantly.
In addition, the existence of the convertible senior notes may also encourage short selling by market participants because the conversion of the convertible senior notes could depress our ADS price. The price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible senior notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity involving our ADSs.
Changes in the accounting guidelines relating to the Borrowed ADS could decrease our earnings per ADS and potentially the price of our ADS.
The ADS Borrower is hereby offering             ADSs, which are being borrowed pursuant to the ADS Lending Agreement by the ADS Borrower, who is an affiliate of Goldman Sachs (Asia) L.L.C., which is acting as the underwriter in this offering. The ADS Borrower and its affiliates will receive all of the proceeds from the sale of the Borrowed ADSs. We will not receive any proceeds from the sale of the Borrowed ADSs pursuant to this prospectus supplement, but we will receive a nominal lending fee of US$0.00025 per Borrowed ADS for the use of those ADSs.
Subject to certain terms of the ADS Lending Agreement, the Borrowed ADSs generally must be returned to us as soon as practicable after the termination of the ADS Lending Facility and in any event no later than the twenty-fifth trading day following the day we notify the ADS Borrower of our intention to terminate the

ADS Lending Agreement at any time after the date on which the entire principal amount of the convertible senior notes being offered concurrently cease to be outstanding, or earlier in certain circumstances. Based on the terms of the ADS Lending Agreement, we believe that, under U.S. GAAP (as in effect on the date of this prospectus supplement), the Borrowed ADSs will not be considered outstanding for the purpose of computing and reporting our net income (loss) per ADS. If these accounting guidelines were to change in the future, we might be required to treat the Borrowed ADSs as outstanding for purposes of computing earnings per ADS, in which case our net income per ADS would be reduced and our ADS price could decrease, possibly significantly. The Class A ordinary shares underlying the Borrowed ADSs will be considered issued and outstanding as fully paid shares for Cayman Islands company law purposes.
The effect of the borrowing of our ADSs pursuant to the ADS Lending Agreement and the issuance of our ADSs in this offering may adversely affect the market price of our ADSs.
The increase in the number of outstanding ADSs and the sale of the Borrowed ADSs could have a negative effect on the market price of our ADSs. The existence of the ADS Lending Agreement, the short sales of our ADSs and related derivative transactions effected in connection with the sale of our convertible senior notes, or any unwind of such short sales or derivatives transactions, each as described under “— Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes,” could cause the market price of our ADSs to be lower over the term of the ADS Lending Agreement than it would have been had we not entered into that agreement, due to the effect of the increase in the number of outstanding ADSs or otherwise. For example, in connection with any cash settlement of any such derivative transaction, the ADS Borrower or its affiliates may purchase ADSs and the convertible senior note investors may sell ADSs. In addition, the ADS Borrower expects that, when the ADS Underwriter sells the Borrowed ADSs, the ADS Borrower, or its affiliates or agents, may, in its or their discretion, purchase a comparable number of ADSs in the open market. Any of these activities could temporarily increase, temporarily delay a decline in, temporarily decrease, or temporarily delay an increase in, the market price of our ADSs. The market price of our ADSs could be further negatively affected by these or other short sales of our ADSs, including other sales by the purchasers of the convertible senior notes hedging their investment therein. The effect, if any, of these activities on the market price of our ADSs will depend on a variety of factors, including market conditions, and cannot be ascertained at this time. Any of these activities could, however, cause or avoid an increase or a decrease in the market price of our ADSs.
The ADS Lending Agreement is intended to facilitate privately negotiated derivative transactions relating to the ADSs, including swaps between the ADS Borrower and investors in the convertible senior notes, by which investors in the convertible senior notes will establish short positions relating to the ADSs and otherwise hedge their investments in the convertible senior notes concurrently with, or shortly after, the pricing of the convertible senior notes. After placement of the convertible senior notes and the Borrowed ADSs, neither we nor the ADS Borrower will know or control how such holders may use such hedging transactions. In addition, such holders may enter into other transactions in connection with such hedging transactions, including the purchase or sale of ADSs. As a result, the existence of the ADS Lending Agreement, such hedging transactions, and any related market activity could cause the market price of the ADSs to be lower over the term of the ADS Lending Agreement than it would have otherwise been had we not entered into the ADS Lending Agreement.
Adjustments by convertible senior note investors of their hedging positions in our ADSs and the expectation thereof may have a negative effect on the market price of our ADSs.
Selling the Borrowed ADSs will allow the ADS Underwriter or its affiliates to enter into privately negotiated derivative transactions with some of the investors in our convertible senior notes to allow them to hedge their investment therein. The number of Borrowed ADSs offered hereby may be more or less than the number of ADSs that will be needed in such hedging transactions. Any buying or selling of our ADSs by investors in the convertible senior notes to adjust their hedging positions in connection with this offering or in the future may affect the market price of our ADSs.
Conversion of the convertible senior notes being offered concurrently may dilute the ownership interest of existing shareholders and holders of ADSs.
Upon conversion of the convertible senior notes, we have the option to pay or deliver, as the case may be, cash, our ADSs (or Class A ordinary shares if a holder elects to receive Class A ordinary shares in lieu of any

ADS deliverable upon conversion), or a combination of cash and our ADS (or Class A ordinary shares in lieu thereof). The conversion of some or all of the convertible senior notes, to the extent we do not settle such conversion in cash, will dilute the ownership interests of existing shareholders and existing holders of our ADSs. Any sales in the public market of the ADSs issuable upon such conversion, or the market perception that the availability of the Borrowed ADSs may increase the opportunities to create short positions with respect to the ADSs, could adversely affect prevailing market prices of our ADSs. In addition, the existence of the convertible senior notes may encourage short selling by market participants because the conversion of the convertible senior notes could depress the price of our ADSs.
Provisions of the convertible senior notes being offered concurrently could also discourage an acquisition of us by a third party.
Certain provisions of the convertible senior notes could make it more difficult or more expensive for a third party to acquire us, or may even prevent a third party from acquiring us. For example, upon the occurrence of certain transactions constituting a fundamental change, holders of the convertible senior notes will have the right, at their option, to require us to repurchase all of their convertible senior notes or any portion of the principal amount of the convertible senior notes in integral multiples of US$1,000. We may also be required to increase the conversion rate for conversions in connection with certain fundamental changes. By discouraging an acquisition of us by a third party, these provisions could have the effect of depriving the holders of our Class A ordinary shares and holders of our ADSs of an opportunity to sell their Class A ordinary shares and ADSs, as applicable, at a premium over prevailing market prices.
We are subject to counterparty risk with respect to the ADS Lending Agreement.
We are subject to the risk that the ADS Borrower may default under the ADS Lending Agreement. Our exposure to the ADS Borrower under the ADS Lending Agreement will not be secured by any collateral. In the past, economic conditions have resulted in the actual or perceived failure or financial difficulties of a number of financial institutions, including the bankruptcy filing by Lehman Brothers Holdings Inc. and various of its affiliates. If the ADS Borrower becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under our transactions with the ADS Borrower. Our exposure to the ADS Borrower under the ADS Lending Agreement will depend on many factors. Generally, our exposure will be correlated to the market price of our ADSs and the number of Borrowed ADSs outstanding at the time of any default by the ADS Borrower. We can provide no assurances as to the financial stability or viability of the ADS Borrower.
It is likely that we were classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for the taxable year ended December 31, 2022, and it is likely that we will be a PFIC for the current taxable year and possibly for future taxable years, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or Class A ordinary shares.
Depending upon the value of our assets, which is determined based, in part, on the market value of our ADSs and Class A ordinary shares, and the nature of our assets and income over time, we could be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes. We will be classified as a PFIC for any taxable year if either (i) 75% or more of our gross income for the taxable year is passive income or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. Based on our income and assets, including unbooked goodwill (the value of which is determined by reference to the market value of our ADSs and Class A ordinary shares), it is likely that we were a PFIC for the taxable year ended December 31, 2022, and based on currently available information, it is likely that we will be a PFIC for the current taxable year and possibly for subsequent taxable years. In addition, it is possible that any subsidiary that we own or are treated as owning for U.S. federal income tax purposes would also be a PFIC for such taxable years.
If we are a PFIC in any taxable year during which a U.S. Holder (as defined in “Taxation — U.S. Federal Income Tax Considerations”) holds our ADSs or Class A ordinary shares, such holder may incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of its ADSs or Class A ordinary shares, and on the receipt of distributions on its ADSs or Class A ordinary shares and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a

U.S. Holder holds our ADSs or Class A ordinary shares, we will generally continue to be treated as a PFIC with respect to such holder for all succeeding years during which such holder holds our ADSs or Class A ordinary shares, even if we subsequently cease to be a PFIC for U.S. federal income tax purposes. See “Taxation — U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Considerations.”

USE OF PROCEEDS
If the concurrent offering of the convertible senior notes is consummated, we expect that offering to produce net proceeds of approximately US$      million, or approximately US$      million if the initial purchaser of the convertible senior notes exercise its option to purchase additional convertible senior notes in full, after deducting the initial purchaser’s discounts and other estimated offering expenses payable by us. We plan to use the net proceeds from the offering of the convertible senior notes for refinancing a portion of our outstanding 3.5% senior notes due 2024.
We will not receive any proceeds from the sale of the Borrowed ADSs in this offering, but we will receive from the ADS Borrower a nominal lending fee of US$0.00025 per Borrowed ADS, which will be applied to fully pay up the Class A ordinary shares underlying the Borrowed ADSs. We have been informed by the ADS Borrower that it, or its affiliates, intend to use the short position created by the borrowing of the ADSs and the concurrent sales of the Borrowed ADSs to facilitate hedging transactions by some of the investors in the convertible senior notes.
The foregoing represents our current intentions to use and allocate the net proceeds of the concurrent offering of the convertible senior notes based upon our present plans and business conditions. Our management, however, will have significant flexibility and discretion to apply these net proceeds. If an unforeseen event occurs or business conditions change, we may use these proceeds differently than as described in this prospectus supplement.
In utilizing the proceeds of the concurrent offering of the convertible senior notes, as an offshore holding company, we are permitted, under PRC laws and regulations, to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to our PRC subsidiaries to fund their capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our capitalization as of September 30, 2023:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the concurrent sale of the convertible senior notes (assuming no exercise of the option by the initial purchaser of the convertible senior notes to purchase additional convertible senior notes), after deducting such initial purchaser’s discounts and commissions and other estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and the related notes thereto included and “Item 5. Operating and Financial Review and Prospects” in our 2022 Form 20-F and our unaudited condensed consolidated financial statements and the related notes included in exhibit 99.1 to our current report on Form 6-K furnished with the SEC on November 29, 2023, both of which are incorporated by reference herein.
	As of September 30, 2023
	Actual	As Adjusted(1)
	(In US$ thousands)
Current unsecured senior notes	798,991
Non-current unsecured senior notes	743,453
Long-term loans	888,947
Convertible senior notes due 2030 offered hereby	—
Total debt	2,431,391
Redeemable non-controlling interests	59,296
Shareholders’ equity:
Ordinary shares: $0.00025 par value; 2,400,000 shares (including 1,800,000 Class A ordinary shares, 200,000 Class B ordinary shares and 400,000 shares to be designated) authorized; 236,248 shares (including 148,426 Class A ordinary shares and 87,822 Class B ordinary shares) issued and outstanding	58
Additional paid-in capital(1)	1,404,109
Accumulated other comprehensive loss	(301,364)
Retained earnings	2,104,326
Total Weibo shareholders’ equity	3,207,129
Non-controlling interests	11,025
Total shareholders’ equity	3,218,154
Total capitalization(2)	5,708,841

(1)
In connection with the issuance of convertible senior notes due 2030, we would issue Borrowed ADSs, which will be loaned to the ADS Borrower to facilitate short sales and/or privately negotiated derivative transactions by investors in the convertible senior notes due 2030. See “Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes.” We are in the process of determining the accounting treatment for this transaction and have not reflected the impacts of this transaction in the capitalization table above.

(2)
Total capitalization equals the sum of total debt, redeemable non-controlling interests and total shareholders’ equity.

Other than described above, there have been no material changes to our total capitalization since September 30, 2023.

DIVIDEND POLICY
In May 2023, the board of directors of Weibo Corporation approved a special cash dividend of US$0.85 per ordinary share and ADS to holders of its ordinary shares and ADSs. The aggregate amount of the special dividend was approximately US$200 million and was paid to holders of its ordinary shares and ADSs in July 2023.
We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiary for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiary to pay dividends to us.
Our board of directors has discretion as to whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare dividends, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, our company may pay dividends only out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends, our depositary will distribute such dividends to our ADS holders to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

DESCRIPTION OF THE DELTA PLACEMENT OF BORROWED ADSS AND CONCURRENT OFFERING OF CONVERTIBLE SENIOR NOTES
Concurrently with the Delta Placement of Borrowed ADSs (as defined below), we are offering US$300,000,000 aggregate principal amount of convertible senior notes, plus up to US$30,000,000 aggregate principal amount of our convertible senior notes if the initial purchaser in the convertible senior notes offering exercises its option to purchase additional convertible senior notes, in reliance on the exemption from registration provided by Rule 144A under the Securities Act.
The Delta Placement of Borrowed ADSs is contingent upon the closing of the convertible senior notes offering, and the convertible senior notes offering is contingent upon the Delta Placement of Borrowed ADSs. If the concurrent offering of convertible senior notes pursuant to Rule 144A is not consummated, the ADS loan transactions under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate, and all of the Borrowed ADSs (or ADSs fungible with Borrowed ADSs) must be returned to us.
To facilitate transactions by which some investors in the convertible senior notes may hedge their investment in such convertible senior notes, we have entered into the ADS Lending Agreement, dated as of the date hereof, with the ADS Borrower, under which we have agreed to loan to the ADS Borrower an aggregate of   ADSs during a period beginning on the date of the ADS Lending Agreement and ending on the day immediately following the maturity date of the convertible senior notes; provided that at no time shall the number of ADSs loaned under the ADS Lending Agreement exceed the number of ADSs underlying all outstanding convertible senior notes at such time, and to the extent any such excess exists, any excess ADSs shall be returned to us as soon as practicable and in any event no later than the thirty-fifth trading day following the date on which the ADS Borrower receives our written notice for the return of excess ADSs.
Subject to the terms of the ADS Lending Agreement, the ADSs borrowed pursuant to the ADS Lending Agreement must generally be returned to us as soon as practicable after the termination of the ADS Lending Facility and in any event no later than the twenty-fifth trading day following the earliest of:
•
the date on which we have notified the ADS Borrower in writing of our intention to terminate the ADS Lending Agreement at any time after the date on which the entire principal amount of the convertible senior notes ceases to be outstanding, whether as a result of conversion, redemption, repurchase, cancellation or otherwise; and

•
the date on which the ADS Lending Agreement terminates in accordance with its terms.

The ADS Borrower may not re-borrow any ADSs that it has returned to us under the ADS Lending Agreement.
The Registered ADS Borrow Facility under the ADS Lending Agreement will terminate, and the Delta Placement of Borrowed ADSs will terminate, and any Borrowed ADSs must be returned to us if the offering of the convertible senior notes is not consummated. In addition, the ADS Borrower may terminate all or any portion of the Registered ADS Borrow Facility under the ADS Lending Agreement at any time or upon our default under the ADS Lending Agreement, including certain breaches by us of our representations and warranties, covenants or agreements under the ADS Lending Agreement, or the bankruptcy of us. We may terminate the Registered ADS Borrow Facility with the ADS Borrower upon a default of the ADS Borrower under the ADS Lending Agreement, including certain breaches by the ADS Borrower of its representations and warranties, covenants or agreements under the ADS Lending Agreement, or the bankruptcy of the ADS Borrower.
If the ADS Borrower is legally prevented from returning the Borrowed ADSs to us or if it is impracticable for the ADS Borrower to return the Borrowed ADSs to us or, in certain other circumstances, the ADS Borrower may pay us the value of the Borrowed ADSs in cash instead of returning the Borrowed ADSs.
The ADS Borrower or its affiliates will receive all of the proceeds from the sale of the Borrowed ADSs pursuant to the ADS Lending Agreement and we will not receive any proceeds from the sale of the Borrowed ADSs, but the ADS Borrower will pay us a nominal processing fee for the use of such Borrowed ADSs.

The Class A ordinary shares underlying the Borrowed ADSs that we will issue to the ADS Borrower will be issued and outstanding as fully paid shares for company law purposes. The ADS depositary will be the holder of the Class A ordinary shares underlying the Borrowed ADSs. The holders of the Borrowed ADSs will have all of the rights of a holder of our outstanding ADSs, including the right, through the ADS depositary, to vote on all matters on which our ADS holders have a right to vote (except the ADS Borrower and its affiliates have agreed not to vote the Borrowed ADSs held by them) and the right, through the ADS depositary, to receive any dividends or other distributions made to ADS holders in respect of any dividend or other distribution that we may pay or make on our outstanding Class A ordinary shares. However, under the ADS Lending Agreement, the ADS Borrower has agreed:
•
to pay us an amount equal to any cash dividends or distributions (in liquidation or otherwise) that are paid on the Borrowed ADSs (net of any fees, costs or tax withholdings and deductions); and

•
to pay or deliver to us any other dividend or distribution on the Borrowed ADSs (other than a dividend or distribution of ADSs) (net of any fees, costs or tax withholdings and deductions), or, in certain circumstances, an amount equal to the value thereof (net of any fees, costs or tax withholdings and deductions).

The ADS Borrower is offering        Borrowed ADSs initially at US$      per ADS for sale pursuant to this prospectus supplement and the accompanying prospectus, which we refer to as the Delta Placement of Borrowed ADSs. The ADS Borrower, the note initial purchaser in the convertible senior notes offering, or its affiliate, has informed us that it, or its affiliate, intends to use the short position created by the concurrent sales of the Borrowed ADSs to facilitate hedging transactions by some of the investors in the convertible senior notes. The Borrowed ADSs may be offered for sale to the public in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise and may be sold at a discount to the prevailing market price.
The existence of the Registered ADS Borrow Facility and the sale of the Borrowed ADSs under this prospectus supplement and the accompanying prospectus could have the effect of causing the market price of our ADSs to be lower over the term of the ADS Lending Agreement than it would have been had we not entered into the ADS Lending Agreement. In addition, any purchases of ADSs in connection with the termination of any portion of the ADS Lending Agreement or otherwise may have the effect of increasing, or preventing a decline in, the market price of our ADSs during or following the loan unwind period. See “Risk Factors — Risks Relating to This Offering — The effect of the borrowing of our ADSs pursuant to the ADS Lending Agreement and the issuance of our ADSs in this offering may adversely affect the market price of our ADSs.” We are also subject to counterparty risk in the event of a default by the ADS Borrower in respect of its obligations under the ADS Lending Agreement. If the ADS Borrower becomes subject to insolvency proceedings, this may negatively affect our ability to recover any Borrowed ADSs from the ADS Borrower. See “Risk Factors — Risks Relating to This Offering — We are subject to counterparty risk with respect to the ADS Lending Agreement.”

DESCRIPTION OF SHARE CAPITAL
We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our current fourth amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of September 30, 2023, our authorized share capital consists of (i) 1,800,000,000 Class A ordinary shares of a par value of US$0.00025 each, 148,425,926 of which are issued and outstanding, (ii) 200,000,000 Class B ordinary shares of a par value of US$0.00025 each, 87,822,024 of which are issued and outstanding, and (iii) 400,000,000 shares of a par value of US$0.00025 each, of such class or classes (however designated) as our board of directors may determine in accordance with our fourth amended and restated memorandum and articles of association, none of which is issued and outstanding.
The following summarizes certain terms and provisions contained in our fourth amended and restated memorandum and articles of association. This summary is qualified in its entirety by reference to the full text of our fourth amended and restated memorandum and articles of association, which were attached as exhibit 3.1 to the current report on Form 6-K furnished with the SEC on May 24, 2023, as amended.
Registered Office, Entry Number and Objects
Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. We were incorporated as an exempted company under the laws of the Cayman Islands on June 7, 2010 and our incorporation number is 2416540. The memorandum of association provides, inter alia, that the liability of each of the members of our company is limited to the amount from time to time unpaid on such member’s shares. The objects for which our company is established are unrestricted, and we shall have full power and authority to carry out any object not prohibited or limited by the Companies Act.
Board of Directors
See “Item 6. Directors, Senior Management and Employees — C. Board Practices — Duties of Directors” and “Item 6. Directors, Senior Management and Employees — C. Board Practices — Terms of Directors and Executive Officers” of our 2022 Form 20-F.
Ordinary Shares
General.   Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.
Register of Members.   Under Cayman Islands law, we must keep a register of members and there should be entered therein:
•
the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) of the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•
the date on which the name of any person was entered on the register as a member; and

•
the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the completion of our initial public offering, our company’s register of members was updated to record and give effect to the issue of shares by us to the Depositary (or its nominee) as the depositary, and the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.
If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or shareholders in general meeting (provided always no dividend may exceed the amount recommended by our directors, and provided further that dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business).
Classes of Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.
Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. In addition, (i) each Class B ordinary share shall automatically and immediately be converted into one Class A ordinary share if at any time SINA Corporation and its Affiliates (as defined in our memorandum and articles of association) in the aggregate hold less than five percent (5%) of the issued Class B ordinary shares in our company, and no Class B ordinary shares shall be issued by our company thereafter, and (ii) upon (a) any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity which is not Mr. Charles Chao (the “Founder”) or a Founder’s Affiliate (as defined in our memorandum and articles of association); or (b) a change of control of any direct or indirect holder of any Class B ordinary shares, including but not limited to, any person other than the Founder or a Founder’s Affiliate gaining “Control” over any of SINA Parent Companies (e.g. by entering into an agreement with the Founder to jointly control the SINA Parent Companies), and even if the Founder or a Founder’s Affiliate remains to have joint “Control” of the SINA Parent Companies, all of the Class B ordinary shares to be held by such person or entity that is not the Founder or Founder’s Affiliate shall be automatically and immediately converted (by way of being re-designated) into an equal number of Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.
“Control” shall mean having (A) the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of, or (B) the power to exercise or control the exercise of 50% or more of the voting power (through power of attorney, voting proxies, shareholders’ agreements or otherwise) at the general meetings or other equivalent decision-making body of, such corporation, partnership or other entity. “SINA Parent Companies” shall mean the holding companies of Weibo Corporation, including New Wave MMXV Limited, Sina Group Holding Company Limited, SINA Corporation and any other intermediate holding company(ies) of Sina Corporation that may be established in the future.
Voting Rights.   Holders of ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company except were a shareholder is required, by the rules of the stock exchange on which the Company’s ADSs or shares are listed for trading, to abstain from voting to approve the matter under consideration. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to three votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Act and not inconsistent with common law. Maples and Calder (Hong Kong) LLP has confirmed that the inclusion in our memorandum and articles of association of provisions giving weighted voting rights to specific shareholders generally or on specific resolutions is not prohibited by the Companies Act. Further, weighted voting provisions have been held to be valid as a matter of English common law and therefore it is expected that such would be upheld by a Cayman Islands court.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.
Transfer of Ordinary Shares.   Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
•
the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•
the instrument of transfer is in respect of only one class ordinary of shares;

•
the instrument of transfer is properly stamped (in circumstances where stamping is required);

•
the ordinary shares transferred are free of any lien in favor of us;

•
any fee related to the transfer has been paid to us; and

•
in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four.

If our directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.
Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied or abrogated with the consent in writing of the holders of not less than two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided in the rights attaching to or the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.
General Meetings of Shareholders and Shareholder Proposals.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we shall in each financial year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors. Advance notice of at least 21 calendar days is required for the convening of our annual general shareholders’ meeting and advance notice of at least 14 calendar days is required for the convening of any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders together holding at the date of the relevant meeting not less than 10% of all votes attaching to all shares present in person or by proxy, which carry the right to vote at general meetings.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow one or more shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all shares present in person or by proxy, on a one vote per share basis, which carry the right to vote at general meetings to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Election and Removal of Directors.   Unless otherwise determined by our company in general meeting, our memorandum and articles of association provide that our board of directors will consist of not less than two directors. There are no provisions relating to retirement of directors upon reaching any age limit.
The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board. Any director so appointed shall hold office only until the first annual general meeting of our company after his appointment and shall then be eligible for re-election at that meeting. At each annual general meeting, one-third of the directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to, but not less than, one-third, shall retire from office by rotation. The directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became directors on the same day those to retire shall (unless they otherwise agree between themselves) be determined by lot. A retiring director shall retain office until the close of the meeting at which he retires, and shall be eligible for re-election thereat.
Our shareholders may also appoint any person to be a director by way of ordinary resolution.
A director may be removed with or without cause by an ordinary resolution of our shareholders. The office of a director shall also be vacated automatically if, among other things, the director (1) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; or (2) an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the board of directors resolves that his office be vacated; or (3) without leave, is absent from meetings of the board for a continuous period of 12 months, and the board resolves that his office be vacated; or (4) ceases to be or is prohibited from being a director by law or by virtue of any provisions in our articles of association; or (5) is removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of our directors (including himself) then in office.
Proceedings of Board of Directors.   Our memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors then in office.
Our memorandum and articles of association provide that our board of directors may from time to time at its discretion exercise all powers of our company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of our company and to mortgage or charge the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements.
Changes in Capital.   Our shareholders may from time to time by ordinary resolution:
•
increase our share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•
consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

•
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Exempted Company.   We are an exempted company with limited liability under the Companies Acts. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•
an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•
an exempted company’s register of members is not required to be open to inspection;

•
an exempted company does not have to hold an annual general meeting;

•
an exempted company may issue no par value shares;

•
an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•
an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•
an exempted company may register as a limited duration company; and

•
an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus supplement, we currently intend to comply with the Nasdaq rules in lieu of following home country practice.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of shareholders; or (b) a majority representing 75% in value of creditors with whom the arrangement is to be made, , as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the

Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•
the statutory provisions as to the required majority vote have been met;

•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•
the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•
the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:
•
an acts which is illegal or ultra vires;

•
an act which, although not ultra vires, could only be effected duly if authorized by a special or qualified majority vote that has not been obtained; and

•
an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in the Memorandum and Articles of Association.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provides that, on the requisition of any one or more shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all shares present in person or by proxy, on a one vote per share basis, which carry the right to vote at general meetings, the board shall convene an extraordinary general meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association obliges our company in each year to hold a general meeting as our annual general meeting in addition to any other meeting in that year. The annual general meeting may be held at such time and place as our board of directors shall appoint.

Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause by ordinary resolution of our shareholders. The office of a director shall also be vacated automatically if, among other things, the director (1) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; or (2) an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and our board of directors resolves that his office be vacated; or (3) without leave, is absent from meetings of the board for a continuous period of 12 months, and our board of directors resolves that his office be vacated; or (4) ceases to be or is prohibited from being a director by law or by virtue of any provisions in our memorandum and articles of association; or (5) is removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of our directors (including himself) then in office.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the written consent of the holders of not less than two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares.   Under our memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

UNDERWRITING (CONFLICTS OF INTEREST)
The     Borrowed ADSs being offered under this prospectus supplement and the accompanying prospectus are ADSs that we have agreed pursuant to the ADS Lending Agreement to loan to Goldman Sachs International (the “ADS Borrower”), an affiliate of Goldman Sachs (Asia) L.L.C., which is acting as the underwriter in this offering (the “ADS Underwriter”). We have entered into an underwriting agreement with the ADS Underwriter and the ADS Borrower, with respect to this offering of the Borrowed ADSs by the ADS Borrower as listed below.
ADS Borrower	Number of Borrowed ADSs offered
Goldman Sachs International
Total
The Borrowed ADSs will initially be offered at US$      per ADS, which we refer to as the Delta Placement of Borrowed ADSs.
The Borrowed ADSs will be offered in the United States through the ADS Underwriter, either directly or indirectly through its U.S. broker-dealer affiliates, or such other registered dealers as may be designated by the ADS Underwriter, and these dealers may receive compensation in the form of discounts, concessions or commissions from the ADS Borrower (or its affiliate) and/or from purchasers of Borrowed ADSs for whom the dealers may act as agents or to whom they may sell as principals. The ADS Borrower has informed us that the sales of the Borrowed ADSs are expected to facilitate short sales and/or privately negotiated derivative transactions by which some investors in the convertible senior notes may hedge their investments in the convertible senior notes. The Borrowed ADSs may be offered for sale to the public in transactions, including block sales, in the over-the-counter market, in negotiated transactions or otherwise and may be sold at a discount to the prevailing market price. In connection with facilitating such transactions, the ADS Borrower or its affiliates expect to receive customary negotiated fees from investors in the convertible senior notes, which may be deemed to be underwriter’s compensation. See “Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes.”
The ADS Borrower, or its affiliates, will receive all of the proceeds from the sale of the Borrowed ADSs. While we will not receive any proceeds from the sale of the Borrowed ADSs, under the ADS Lending Agreement, we will receive a nominal processing fee for the use of such Borrowed ADSs of US$0.00025 per ADS from the ADS Borrower or its affiliates.
The ADSs are listed on The Nasdaq Global Select Market under the symbol “WB.”
We have agreed to indemnify the initial purchaser of the convertible senior notes, and the ADS Borrower and the ADS Underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the initial purchaser of the convertible senior notes or the ADS Borrower and the ADS Underwriter may be required to make in respect of any of these liabilities.
The offering of the Borrowed ADSs hereby is contingent upon the closing of the convertible senior notes offering, and the convertible senior notes offering is contingent upon the offering of the Borrowed ADSs hereunder. If the concurrent offering of convertible senior notes pursuant to Rule 144A is not consummated, the ADS loan transactions under the ADS Lending Agreement will terminate, and this offering will terminate, and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs) must be returned to us.
The Company expects that delivery of the Borrowed ADSs will be made against payment therefor on      , 2023.
Lock-Up Agreements
Except for (i) the issue, offer and sale of the convertible senior notes and the Class A ordinary shares to be issued upon conversion thereof, (ii) the issue, offer and sale of the Borrowed ADSs and the entry into, and the transactions pursuant to, the ADS Lending Agreement, (iii) the grant or issue of securities pursuant to the terms of the share incentive plans, including the effect of one or more bulk issuances of ordinary shares, or ADSs upon deposit of ordinary shares with the Company’s depositary bank, and delivered to the Company’s brokerage accounts existing on the date of the underwriting agreement, in contemplation of future issuance under the share incentive plans existing on the date of the underwriting agreement, (iv) any capitalization issue, capital reduction or consolidation or sub-division of the ordinary shares, and (v) any repurchase of securities pursuant to any of the Company’s share repurchase programs existing on the date of the underwriting agreement, during the period commencing on the date of the underwriting agreement and ending on, and including, the date that is 90 days after the pricing date of the Borrowed ADSs (the “Restricted Period”), the Company hereby undertakes to the ADS Underwriter not to, without the prior written consent of the ADS Underwriter,
(a)
offer, allot, issue, sell, accept subscription for, offer to allot, issue or sell, contract or agree to allot, issue or sell, mortgage, charge, pledge, hypothecate, lend, grant or sell any option, warrant, contract or right to subscribe for or purchase, grant or purchase any option, warrant, contract or right to allot, issue or sell, or otherwise transfer or dispose of, or create an encumbrance over, or agree to transfer or dispose of or create an encumbrance over either directly or indirectly, conditionally or unconditionally, any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing), or deposit any ordinary shares or other securities of the Company, with a depositary in connection with the issue of depositary receipts; or

(b)
enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any ordinary shares or ADSs or other securities of the Company, or any interest in any of the foregoing (including, without limitation, any securities convertible into or exchangeable or exercisable for or that represent the right to receive, or any warrants or other rights to purchase, any ordinary shares or ADSs or other securities of the Company or any interest in any of the foregoing); or

(c)
enter into any transaction with the same economic effect as any transaction specified in clause (a) or (b) above; or

(d)
offer to or contract to or agree to or announce any intention to effect any transaction specified in clause (a), (b) or (c) above,

in each case, whether any of the transactions specified in clause (a), (b) or (c) above is to be settled by delivery of ordinary shares or ADSs or other securities of the Company, or in cash or otherwise (whether or not the issue of such ordinary shares or ADSs or other shares or securities will be completed within the Restricted Period).
Lock-Up Agreements with directors, executive officers and principal shareholders
Each of our directors, executive officers and certain principal shareholders has agreed with the ADS Underwriter that, it will not, during the Restricted Period, without the prior written consent of the ADS Underwriter, among other things: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ADSs or ordinary shares of the Company or any securities convertible into or exercisable or exchangeable for ADSs or ordinary shares (including, without limitation, ADSs or ordinary shares or such other securities which may be deemed to be beneficially owned by the lock-up party in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the ADSs or ordinary shares or such other securities, or publicly disclose the intention to enter into any such swap or other agreement, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs or ordinary shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any ADSs or ordinary shares or any security convertible into or exercisable or exchangeable for ADSs or ordinary shares. The restrictions described in the immediately preceding paragraph do not apply to, among other items:

•
transfers of shares of ADSs or ordinary shares or such other securities as a bona fide gift or gifts or by testate succession or intestate distribution;

•
any ADSs or ordinary shares acquired by the lock-up party in the open market;

•
the exercise of stock options or other similar awards granted pursuant to the Company’s equity incentive plans, as disclosed in this prospectus supplement; provided that such restriction shall apply to any of the ADSs or ordinary shares issued upon such exercise;

•
the transfer of the lock-up party’s ordinary shares or such other securities that are used for the sole purpose of satisfying any tax or other governmental withholding obligation, through cashless surrender or otherwise, with respect to any award or equity-based compensation granted pursuant to the Company’s equity incentive plans, as disclosed in the prospectus supplement, or in connection with tax or other obligations as a result of testate succession or intestate distribution;

•
transfers to a member or members of the lock-up party’s immediate family or to a trust, the direct or indirect beneficiaries of which are the lock-up party and/or a member or members of his or her immediate family;

•
the transfer of the lock-up party’s ordinary shares or any security convertible into or exercisable or exchangeable for ordinary shares to the Company pursuant to any contractual arrangement that provides for the repurchase of the lock-up party’s ordinary shares or such other securities by the Company or in connection with the termination of the lock-up party’s employment with the Company or the lock-up party’s failure to meet certain conditions set out upon receipt of such ordinary shares or other such securities;

•
transfer or distributions of ADSs, ordinary shares or such other securities to limited partners, members or shareholders of the lock-up party pursuant to the shareholder or partnership agreements existing on the date of the lock-up agreement;

•
any ADSs loaned to the ADS Borrower pursuant to the ADS Lending Agreement; and

•
any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of the lock-up agreements, subject to certain conditions, or the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of the lock-up agreements; provided that no transfers occur under such plan during the lock-up period and certain other conditions are satisfied.

Other Relationships
The ADS Underwriter, the ADS Borrower and certain of their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The ADS Underwriter is the initial purchaser of the convertible senior notes concurrently offered under Rule 144A. In addition, the ADS Borrower, an affiliate of Goldman Sachs (Asia) L.L.C., i.e, the ADS Underwriter, has entered into the ADS Lending Agreement with us. See above under “Description of the Delta Placement of Borrowed ADSs and Concurrent Offering of Convertible Senior Notes.”
The ADS Underwriter, the ADS Borrower and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities.
In addition, in the ordinary course of their various business activities, the ADS Underwriter, the ADS Borrower and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the ADS Underwriter, the ADS Borrower or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The ADS Underwriter, the ADS Borrower and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Borrowed ADSs offered hereby. Any such short positions could adversely affect future trading prices of the Borrowed ADSs offered hereby. The ADS Underwriter, the ADS Borrower and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.
Expenses
The expenses of this offering that are payable by us are estimated to be US$      (excluding underwriting discounts and commissions).
Concurrent Offering
Concurrently with this offering, we are offering up to US$300,000,000 aggregate principal amount of convertible senior notes, assuming no exercise of the option of the initial purchaser to purchase additional convertible senior notes (or up to US$330,000,000 aggregate principal amount of convertible senior notes if the initial purchaser exercises its option in full), in reliance on the exemption from registration provided by Rule 144A under the Securities Act.
The offering of the Borrowed ADSs hereby is contingent upon the closing of the convertible senior notes offering, and the convertible senior notes offering is contingent upon the offering of the Borrowed ADSs hereunder. If the concurrent offering of convertible senior notes pursuant to Rule 144A is not consummated, the ADS loan transactions under the ADS Lending Agreement will terminate, and this offering will terminate and all of the Borrowed ADSs (or ADSs fungible with the Borrowed ADSs) must be returned to us.
Conflicts of Interest
All of the proceeds of the offering of the Borrowed ADSs will be paid to the ADS Underwriter or affiliates thereof. As a result, the ADS Underwriter, or affiliates thereof, will each receive 5% or more of the net proceeds of this offering. Thus, the ADS Underwriter has a “conflict of interest” as defined in FINRA Rule 5121. Accordingly, this offering will be made in compliance with the requirements of FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as a “bona fide public market” as defined in FINRA Rule 5121, exists for the ADSs. In accordance with FINRA Rule 5121, no ADS Underwriter will make sales to any account over which it exercises discretionary authority without the specific written approval of the transaction from the account holder.
Selling Restrictions
With respect to offers and sales of our securities that are the subject of this prospectus supplement:
United Kingdom
An offer to the public of any ADSs may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ADSs may be made at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);

provided that no such offer of ADSs shall result in a requirement for the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ADSs or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of the underwriter and the issuer that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.
In the case of any ADSs being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ADSs to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
The issuer, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire ADSs in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any ADSs in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ADSs to be offered so as to enable an investor to decide to purchase or subscribe for any ADSs, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/ 1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
European Economic Area
The ADSs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ADSs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ADSs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation, from the requirement to publish a prospectus for offers of ADSs.
This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. This prospectus supplement has been prepared on the basis that any offer of ADSs in any Member State of the EEA or the United Kingdom will be made pursuant to an exemption under the Prospectus Regulation from a requirement to publish a prospectus for offers of ADSs. This prospectus supplement is not a prospectus for the purpose of the Prospectus Regulation.
Hong Kong
The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong
(except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time including by any subsidiary legislation as may be applicable at the relevant time (together, the “SFA”), under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
China
This prospectus supplement will not be circulated or distributed in the PRC and the ADSs will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Korea
The ADSs have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the ADSs have been and will be offered in Korea as a private placement under the FSCMA. None of the ADSs may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). Furthermore, the purchaser of the ADSs shall comply with all applicable regulatory requirements (including, but not limited to, requirements under the FETL) in connection with the purchase of the ADSs. By the purchase of the ADSs, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the ADSs pursuant to the applicable laws and regulations of Korea.
Canada
The ADSs may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the initial purchaser is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Prospective Canadian purchasers are hereby notified that: (a) we may be required to provide personal information pertaining to the purchasers as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including, without limitation, the purchaser’s name, address, telephone number and the aggregate purchase price of any ADSs purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase ADSs in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Upon receipt of the prospectus supplement, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the ADSs described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Switzerland
The ADSs may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.
Australia
(i)
This prospectus supplement:

•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

(ii)
The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive prospectus supplement, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.

As any offer of ADSs under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issuance of the ADSs, offer, transfer, assign or otherwise alienate those ADSs to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Cayman Islands
No invitation whether directly or indirectly may be made to the public in the Cayman Islands to subscribe for the ADSs and no such invitation is made hereby.

United Arab Emirates
The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Center) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Center governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Center) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.
General
You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

TAXATION
The following discussion of certain Cayman Islands, PRC and U.S. federal income considerations generally applicable to an investment in our ADSs or Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ADSs or Class A ordinary shares, such as the tax consequences under state, local and other tax laws. Accordingly, each investor should consult its own tax advisor regarding the tax consequences of an investment in our ADSs or Class A ordinary shares applicable under its particular circumstances.
Cayman Islands Taxation
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by or to our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
People’s Republic of China Taxation
Although we are incorporated in the Cayman Islands, we may be treated as a PRC resident enterprise for PRC tax purposes under the Enterprise Income Tax Law. The Enterprise Income Tax Law provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC is treated as a PRC resident enterprise for PRC tax purposes and consequently subject to the PRC income tax at the rate of 25% on its global income. The implementing rules of the Enterprise Income Tax Law merely define the location of the “de facto management body” as the place where the “organizational body which effectively manages and controls the production and business operation, personnel, accounting, properties and other aspects of operations of an enterprise” is located. Based on a review of surrounding facts and circumstances, we do not believe that Weibo Corporation or Weibo Hong Kong Limited should be considered a PRC resident enterprise for PRC tax purposes. However, there is limited guidance and implementation history of the Enterprise Income Tax Law, and if Weibo Corporation is treated as a PRC resident enterprise for PRC tax purposes, it will be subject to PRC tax on its global income at a uniform tax rate of 25%.
In addition, if Weibo Corporation is a PRC resident enterprise, PRC income tax at the rate of 10% will generally be applicable to interest and dividends payable by us to investors that are “non-resident enterprises” of the PRC, if such investors do not have an establishment or place of business in the PRC, or if they have such establishment or place of business in the PRC but the relevant income is not effectively connected with such establishment or place of business, to the extent such interest or dividends have their sources within the PRC. Such 10% tax rate could be reduced by applicable tax treaties or similar arrangements between China and the jurisdiction of the investor. For example, for investors in Hong Kong, the tax rate is reduced to 7% for interest payments and 5% for dividends.
Furthermore, any gain realized on the transfer of our ADSs or Class A ordinary shares by such investors would also be subject to PRC income tax at 10% if such gain is regarded as income derived from sources within the PRC.
As most of our operations are located within the PRC, interest and dividends payable by us to you, as well as any gain you may realize from the sale of our ADSs or Class A ordinary shares, may be deemed to be derived from sources within China. As a result, if we are treated as a “resident enterprise” for PRC tax purposes, such interest, dividends and gain may be subject to PRC tax. Any such tax may materially and adversely affect the value of your investment in our ADSs and Class A ordinary shares.
Taxation on distributions from VIEs
Pursuant to the contractual agreements with the VIEs and their respective shareholders, our PRC subsidiaries charge the VIEs for service fees. For income tax purposes, our PRC subsidiaries and VIEs file income tax returns on a separate basis. The service fees paid by the VIEs will be recognized as tax deduction for the VIEs and as income by our PRC subsidiaries and are tax neutral when the VIEs and PRC subsidiaries have the same income tax rate.
If the accumulated earnings of the VIEs exceed the fees paid to our PRC subsidiaries (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIEs could, as a last resort, make a non-tax deductible transfer to our PRC subsidiaries for stranded cash in the VIEs, representing the excess of earnings over fees paid. Such transfer would be recognized as non-tax deductible expenses for the VIEs and taxable income for the PRC subsidiaries.
U.S. Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by U.S. Holders (as defined below) that will hold our ADSs or Class A ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon applicable provisions of the Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), pertinent judicial decisions and interpretive rulings of the Internal Revenue Service (the “IRS”), all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, pension plans, regulated investment companies, real estate investment trusts, cooperatives, tax-exempt organizations (including private foundations), holders who are not U.S. Holders, holders who own (directly, indirectly or constructively) 10% or more of our equity (by vote or value), investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, investors that are traders in securities that have elected the mark-to-market method of accounting, investors that have a functional currency other than the U.S. dollar or certain former citizens or long-term residents of the United States), all of whom may be subject to tax rules that differ significantly from those discussed below.
In addition, this discussion does not address any non-U.S., state, local or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. You should consult your tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax considerations with respect to owning and disposing of our ADSs or Class A ordinary shares.
General
For the purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created in, or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust that (A) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons with respect to all substantial decisions or (B) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ADSs or Class A ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding our ADSs or Class A ordinary shares should consult their tax advisors regarding the tax considerations applicable to holding and disposing of our ADSs or Class A ordinary shares.
The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with the terms thereof. A U.S. Holder that holds ADSs will generally be treated as the holder of the underlying Class A ordinary shares represented by those ADSs for U.S. federal income tax purposes.

Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company (a “PFIC”) for U.S. federal income tax purposes for any taxable year if either (i) 75% or more of its gross income for such year consists of “passive” income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are generally categorized as passive assets, and goodwill and other unbooked intangibles associated with active business activity are generally taken into account as non-passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.
Although the law in this regard is not entirely clear, we treat the VIEs as being owned by us for U.S. federal income tax purposes because we control their management decisions, we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we do not own the VIEs for U.S. federal income tax purposes, it may increase the likelihood that we will be treated as a PFIC for our current taxable year and any subsequent taxable year.
PFIC status is a factual determination made annually but is generally not determinable until after the close of each taxable year. Based upon our income and assets, including unbooked goodwill (the value of which is determined by reference to the market value of our ADSs and Class A ordinary shares), it is likely that we were a PFIC for the taxable year ended December 31, 2022, and based on currently available information, it is likely that we will be a PFIC for the current taxable year and possibly for subsequent taxable years. Fluctuations in the market price of our ADSs and Class A ordinary shares may affect whether or not we are classified as a PFIC for the current and subsequent years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined from time to time by reference to the market price of our ADSs or Class A ordinary shares (which may be volatile). Furthermore, even if the composition of our assets and income were to change such that we believed that we were not a PFIC, there are uncertainties in the application of the relevant rules, and it is possible that the IRS may challenge our classification of certain income or assets as non-passive, or our valuation of our goodwill and other unbooked intangibles, all of which could affect whether we are classified as a PFIC for the current or subsequent taxable years. Accordingly, there can be no assurance regarding our PFIC status for our current or subsequent taxable years. In addition, it is possible that any subsidiary that we own or are treated as owning for U.S. federal income tax purposes would also be a PFIC for such taxable years.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, the PFIC rules discussed below under “— Passive Foreign Investment Company Rules” will generally apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes certain elections, will generally apply in future years even if we cease to be a PFIC for U.S. federal income tax purposes.
Passive Foreign Investment Company Rules
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, such holder will be subject to special tax rules with respect to any “excess distribution” that such holder receives and any gain such holder realizes from a sale or other disposition (including a pledge) of our ADSs or Class A ordinary shares, unless such holder makes a “mark-to-market” election as discussed below. As noted above, based upon our income and assets (including unbooked goodwill), as well as the market price of our ADSs and Class A ordinary shares, it is likely that we were a PFIC for the taxable year ended December 31, 2022, and based on currently available information we could continue to be a PFIC for the current and subsequent taxable years. As a result, distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions such holder received during the shorter of the three preceding taxable years or such holder’s holding period for the ADSs or Class A ordinary shares will be treated as excess distributions. Under these special tax rules:

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any excess distribution or gain will be allocated ratably over such holder’s holding period for the ADSs or Class A ordinary shares;

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amounts allocated to the current taxable year and to any taxable years in such holder’s holding period prior to the first taxable year in which we are classified as a PFIC (a “pre-PFIC year”) will be taxable as ordinary income; and

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amounts allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to such holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years (an “interest charge”).

Alternatively, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock of a PFIC to elect out of the excess distribution regime described above. If a U.S. Holder makes a valid mark-to-market election for its ADSs or Class A ordinary shares, such holder will include in income each year an amount equal to the excess, if any, of the fair market value of the ADSs or Class A ordinary shares as of the close of such holder’s taxable year over such holder’s adjusted basis in such ADSs or Class A ordinary shares at such time. The U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or Class A ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs or Class A ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in the U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ADSs or Class A ordinary shares in a year that we are a PFIC, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the ADSs or Class A ordinary shares, as well as to any loss realized on the actual sale or disposition of the ADSs or Class A ordinary shares in a year that we are a PFIC, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income for such ADSs or Class A ordinary shares. A U.S. Holder’s basis in the ADSs or Class A ordinary shares will be adjusted to reflect any such gain or loss amounts. If a U.S. Holder makes a mark-to-market election, tax rules that apply to distributions by corporations that are not PFICs would apply to distributions by us (except that the lower applicable capital gains rate would not apply). If a U.S. Holder makes a valid mark-to-market election, and we subsequently cease to be classified as a PFIC, such holder will not be required to take into account the mark-to-market income or loss described above during any period during which we are not classified as a PFIC.
The mark-to-market election is available only for “marketable stock,” which is stock that is traded other than in de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market, as defined in applicable Treasury Regulations. Our ADSs are listed on The Nasdaq Global Select Market, which is a qualified exchange for these purposes, and, consequently, assuming that the ADSs are regularly traded, it is expected that the mark-to-market election will be available to U.S. Holders of ADSs if we are or become a PFIC. Our Class A ordinary shares are listed on the Hong Kong Stock Exchange, which must meet certain trading, listing, financial disclosure and other requirements to be treated as a qualified exchange for these purposes, and no assurance can be given that our Class A ordinary shares will be regularly traded for purposes of the mark-to-market election.
In addition, because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own (as discussed below), a U.S. Holder may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any investment held by us that is treated as an equity interest in a PFIC for U.S. federal income tax purposes.
A holder of shares in a PFIC can sometimes avoid the interest charge imposed by the PFIC rules by making a qualified electing fund election, in which case such holder would generally be required to include in income on a current basis such holder’s pro rata share of the PFIC’s ordinary earnings as ordinary income and such holder’s pro rata share of the PFIC’s net capital gains as capital gain. We do not intend to provide the information necessary for U.S. Holders to make qualified electing fund elections, however, and we make no undertaking to provide such information in the event that we are or become a PFIC.
If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our non-U.S. subsidiaries are also PFICs, such holder will be treated as owning a proportionate amount (by value) of the shares of each such non-U.S. subsidiary classified as a PFIC for purposes of the application of these rules.
If we are classified as a PFIC, a U.S. Holder will generally be required to file an annual report with the IRS with respect to its investment in our ADSs or Class A ordinary shares. U.S. Holders should consult their tax advisors concerning the U.S. federal income tax considerations of owning and disposing of our ADSs or Class A ordinary shares if we were, are, or become a PFIC, including the unavailability of a qualified electing fund election, the possibility of making a mark-to-market election and the annual PFIC filing requirements, if any.
Dividends
As noted above, we were likely a PFIC for our most recent taxable year ended December 31, 2022, and may also be a PFIC for our current taxable year. Accordingly, the treatment most likely to apply to a U.S. Holder is set forth above in “— Passive Foreign Investment Company Rules.” If our ADSs or Class A ordinary shares are not treated as stock of a PFIC with respect to a particular U.S. Holder, the following rules will generally apply. Any distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits (as determined using U.S. federal income tax principles) will generally be includible in a U.S. Holder’s gross income as ordinary dividend income on the day actually or constructively received by such holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits using U.S. federal income tax principles, any distribution paid will generally be treated as dividend income for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction allowed to corporations under the Code.
Individuals and other non-corporate U.S. Holders will generally be subject to tax on any such dividends at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (i) our ADSs or Class A ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, if we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the U.S.-PRC income tax treaty (the “Treaty”), (ii) we are neither a PFIC nor treated as such with respect to the U.S. Holder (as discussed below) for the taxable year in which the dividend was paid or the preceding taxable year, and (iii) certain holding period requirements are met. Our ADSs, but not our Class A ordinary shares, are listed on the Nasdaq Global Select Market so we anticipate that our ADSs should qualify as readily tradable on an established securities market in the United States, although there can be no assurances in this regard.
Dividends received on our ADSs or Class A ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. If we are deemed to be a PRC resident enterprise under PRC tax law, a U.S. Holder may be subject to PRC withholding taxes on such dividends. Any such PRC withholding taxes to the extent not in excess of any reduced rate provided by the Treaty will generally be creditable against a U.S. Holder’s U.S. federal income tax liability, subject to a number of complex limitations. A U.S. Holder that does not elect to claim a foreign tax credit for foreign tax withheld is permitted instead to claim a deduction for U.S. federal income tax purposes for the foreign tax withheld, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit in their particular circumstances.
Sale or Other Disposition of ADSs or Class A Ordinary Shares
As noted above, we were likely a PFIC for our most recent taxable year ended December 31, 2022, and may also be a PFIC for our current taxable year. Accordingly, the treatment most likely to apply to a U.S. Holder is set forth above in “— Passive Foreign Investment Company Rules.” If our ADSs or Class A ordinary shares are not treated as stock of a PFIC with respect to a particular U.S. Holder, the following rules will generally apply. A U.S. Holder will generally recognize capital gain or loss upon the sale or other taxable disposition of our ADSs or Class A ordinary shares in an amount equal to the difference, if any, between the amount realized upon the disposition and such holder’s adjusted tax basis in such ADSs or Class A ordinary shares, both determined in U.S. dollars. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the ADSs or Class A ordinary shares exceeds one year at the time of disposition. The deductibility of capital losses is subject to limitations.
Any such gain or loss will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes, which may limit the U.S. Holder’s ability to claim a foreign tax credit in respect of any foreign tax imposed on the disposition unless the U.S. Holder has other income that is treated as derived from foreign sources.
If, however, we were deemed to be a PRC resident enterprise under PRC tax law, and gain from the disposition of the ADSs or Class A ordinary shares were subject to tax in the PRC, a Treaty-eligible U.S. Holder may apply the Treaty to treat such gain as PRC-source gain for U.S. foreign tax credit purposes. Treaty-eligible U.S. Holders that do not apply the Treaty and U.S. Holders that are not Treaty-eligible may not be able to claim a foreign tax credit for any PRC tax imposed on a sale or other disposition of our ADSs or Class A ordinary shares. Any such U.S. Holder may instead elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes, but only for a year in which such U.S. Holder elects to do so for all foreign taxes paid or accrued during such year. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or a deduction in lieu thereof in light of their particular circumstances, as well as with respect to their eligibility for benefits under the Treaty.
Foreign Financial Asset Reporting
Certain U.S. Holders are required to report their holdings of certain foreign financial assets, including equity of foreign entities, if the aggregate value of all of these assets exceeds certain threshold amounts. The ADSs and Class A ordinary shares are expected to constitute foreign financial assets subject to these requirements unless the ADSs and Class A ordinary shares are held in an account at certain financial institutions. U.S. Holders should consult their tax advisors regarding the application of these reporting requirements, and the significant penalties for non-compliance.
THIS PRECEDING DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSIDERATIONS APPLICABLE TO THE OWNERSHIP AND DISPOSITION OF OUR ADSS OR OUR CLASS A ORDINARY SHARES, AS WELL AS THE EFFECT OF ANY U.S. FEDERAL ESTATE OR GIFT TAX LAWS AND ANY APPLICABLE INCOME TAX TREATY.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can also find information on our website http://ir.weibo.com. The information contained on our website is not a part of this prospectus supplement.
We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

LEGAL MATTERS
Certain legal matters with respect to the United States federal law and New York state law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP and for the ADS Underwriter by Simpson Thacher & Bartlett LLP. Certain legal matters in respect of the ADS Lending Agreement will be passed upon for the ADS Underwriter by Davis Polk & Wardwell LLP. Certain other legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Legal matters as to PRC law will be passed upon for us by Kewei Law Firm and for the ADS Underwriter by Haiwen & Partners.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

PROSPECTUS
WEIBO CORPORATION
Class A Ordinary Shares
Preferred Shares
Warrants
Subscription Rights
Units
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs, preferred shares, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and a combination of such securities, separately or as units. We refer to our ADSs, Class A ordinary shares, preferred shares, warrants, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.
In addition, from time to time, the selling shareholders (if any) to be named in a prospectus supplement may offer and sell our Class A ordinary shares or ADSs held by them. The selling shareholders (if any) may sell our Class A ordinary shares or ADSs through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of ordinary shares by selling shareholders.
We will provide the specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 47 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “WB.”
Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 12, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.
Weibo Corporation is not an operating company in China, but a Cayman Islands holding company with no equity ownership in the consolidated variable interest entities (“VIEs”). We conduct our operations in China through our PRC subsidiaries and the VIEs, with which we have maintained contractual arrangements, and their subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in internet and other related businesses, including the provision of internet content and online game operations. Accordingly, we operate these businesses in China through the VIEs, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and their shareholders to control the business operations of the VIEs. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to Weibo Corporation, a Cayman Islands company, its subsidiaries, and, in the context of describing its operations and consolidated financial information, the VIEs and the VIEs’ direct and indirect subsidiaries, i.e., the Consolidated Affiliated Entities, including, but not limited to, Beijing Weimeng Technology Co., Ltd (“Weimeng”), Beijing Weimeng Chuangke Investment Management Co., Ltd. (“Weimeng Chuangke”) and their direct and indirect subsidiaries.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. Our contractual arrangements with the VIEs have not been tested in court to date. Investors may never directly hold equity interests in the VIEs. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in our operations, and our ADSs and/or Class A ordinary shares may decline significantly in value or become worthless. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. Weibo Corporation may not be able to repay the notes and other indebtedness, and our Class A ordinary shares or our ADSs may decline in value or become worthless, if we are unable to assert our contractual control rights over the assets of our PRC subsidiaries and VIEs that conduct all or substantially all of our operations. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure” in our annual report on Form 20-F for the fiscal year ended December 31, 2022 (the “2022 Form 20-F”), which is incorporated by reference in this prospectus.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of the VIEs, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on or remain listed on United States or other foreign exchanges outside of China. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2022 Form 20-F.
Pursuant to the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023 (“the HFCAA”), if the U.S. Securities and Exchange Commission (the “SEC”) determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for two consecutive years, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In March 2022, the SEC conclusively listed Weibo Corporation as a Commission-Identified Issuer under the HFCAA following the filing of the annual report on Form 20-F for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been, and do not expect to be, identified as a Commission-Identified Issuer under the HFCAA after we filed the 2022 Form 20-F. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. Although our Class A ordinary shares have been listed on the Hong Kong Stock Exchange and the ADSs and Class A ordinary shares are fully fungible, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will be sustained or that the ADSs can be converted and traded with sufficient market recognition and liquidity, if our shares and ADSs are prohibited from trading in the United States. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PCAOB had historically been unable to inspect our auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our auditor in the past has deprived our investors with the benefits of such inspections” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2022 Form 20-F.
Weibo Corporation’s ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to Weibo Corporation. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprise’s registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected. For a detailed description of how cash is transferred through our organization, see “Our Company — Cash and Asset Flows through Our Organization.”
Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 29, 2023

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.
We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
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“we,” “us,” “our company,” “the Company” or “our” refers to Weibo Corporation, a Cayman Islands company, its subsidiaries, and, in the context of describing its operations and consolidated financial information, the Consolidated Affiliated Entities;

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“Weibo” refers to our social media platform and the products and services that we provide to users, customers and platform partners through that platform;

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“China” or “PRC” refers to the People’s Republic of China;

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“Consolidated Affiliated Entities” refers to the VIEs and the VIEs’ direct and indirect subsidiaries;

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“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value $0.00025 per share;

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“ADSs” refers to our American depositary shares. Each ADS represents one Class A ordinary share;

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“U.S. GAAP” refers to generally accepted accounting principles in the United States; and

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all references to “RMB” or “renminbi” are to the legal currency of China, and all references to “$,” “dollars,” “US$” and “U.S. dollars” are to the legal currency of the United States.

References in any prospectus supplement to “the accompanying prospectus” are to this prospectus and to “the prospectus” are to this prospectus and the applicable prospectus supplement taken together.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements that reflect our current or then current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “future,” “is/are likely to,” “project” or “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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our proposed use of proceeds from the sale of securities;

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our continued investments in our businesses;

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our ability to attract and retain users and customers and generate revenue and profit from our customers;

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our ability to retain key personnel and attract new talent;

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competition in social media, social networking, online marketing, and other businesses in which we engage;

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the outcome of our annual passive foreign investment company evaluations;

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the outcome of ongoing or any future litigation or arbitration, including those relating to intellectual property rights;

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the growth of social media, internet and mobile users and internet and mobile advertising in China;

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PRC governmental policies relating to media, the internet, internet content providers and online advertising, and the implementation of a corporate structure involving VIEs in China; and

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other factors described under “Item 3. Key Information — D. Risk Factors” of our 2022 Form 20-F.

The forward-looking statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement are subject to risks, uncertainties, and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus, in the documents incorporated by reference herein or in any applicable prospectus supplement. Moreover, we operate in an evolving environment. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities and other risks outlined in our other filings with the SEC. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

OUR COMPANY
Overview
Weibo is a leading social media platform in China for people to create, discover and distribute content. By providing a simple and inspirational way for people and organizations in China and the global Chinese communities to publicly express themselves in real time, interact with others on a platform with vast scale and stay connected with the world, Weibo has had a profound social impact in China. Launched in 2009, Weibo has been committed to enabling faster, easier, and richer connection among people and has become an integral part of many of Weibo users’ daily lives.
Leveraging the early-mover advantage and the accumulated know-hows and insights in the social media industry, Weibo has amassed a large user base in China and in Chinese communities in more than 190 countries around the world.
Weibo has transformed the way people express themselves and interact with others in the public internet space. Any user can create and post a feed and attach multimedia or long-form content. User relationships on Weibo may be asymmetric, and any user can follow any other user and add comments to a feed while reposting. This simple, asymmetric, and distributed nature of Weibo allows an original feed to become a live viral conversation stream.
Weibo serves a wide range of users including ordinary people, celebrities, key opinion leaders (“KOLs”), and other public figures or influencers, as well as media outlets, businesses, government agencies, charities, and other organizations, making it a microcosm of Chinese society. As a leading social media, Weibo allows people in China and the global Chinese communities to be heard publicly and exposed to the rich ideas, cultures, and experiences in a broader world.
Weibo offers comprehensive content formats as a social media platform. Weibo users can create, discover, consume and share various formats of content, including text, photo, video, live streaming, and audio on Weibo platform. By aggregating various media formats, Weibo platform allows content creators to have more diverse choices to create content in their most desirable ways, so that more enriched content could be generated and distributed across the platform. Weibo is also well positioned to capture the market trends in media formats transformation. To capitalize on the trend of video, Weibo has launched a series of innovative initiatives to improve its video product offerings and to empower and attract more video content creators to its platform.
To support the diverse content offerings, Weibo also has comprehensive coverage of content categories and content creators. The diversified content offerings on Weibo platform cater to the evolving and broad interests of Weibo users and cultivate a more vibrant ecosystem on Weibo platform.
We began monetization on our platform in 2012, and have since experienced solid and healthy revenue growth and margin expansion, except that our revenues and business were adversely impacted by the outbreaks of COVID-19 in 2020 and subsequent surges driven by various variants of COVID-19 in 2022. We had total net revenues of US$1,836.3 million in 2022, compared to US$2,257.1 million in 2021, mostly due to disrupted economic activities and volatile macro economy caused by COVID-19 outbreaks, which negatively impacted the overall advertising demand. We had total net revenues of US$1,388.3 million and US$1,296.2 million in the nine months ended September 30, 2022 and 2023, respectively, mostly due to the unfavorable impact from the overall depreciation of RMB against the U.S. dollar in the nine months ended September 30, 2023, compared to the same period last year.
We generate revenues primarily from customers who purchase advertising and marketing services and, to a lesser extent, from fee-based revenues, such as membership. Revenues generated from advertising and marketing services accounted for 88% of our total revenues in both 2020 and 2021, 87% of our total revenues in 2022, and 87% of our total revenues in both the nine months ended September 30, 2022 and 2023. We had income from operations of US$506.8 million in 2020, US$697.4 million in 2021 and US$480.5 million in 2022; and US$320.0 million and US$353.9 million in the nine months ended September 30, 2022 and 2023, respectively. Our operating margin, being the ratio of income from operations to total revenues, reached 30% in 2020, 31% in 2021 and 26% in 2022; and 23% and 27% in the nine months ended September 30, 2022 and 2023, respectively.

For more information about our company, please see “Item 4. Information on the Company” in our 2022 Form 20-F, which is incorporated in this prospectus by reference, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Our Holding Company Structure and Contractual Arrangements with the VIEs and Their Respective Individual Shareholders
Weibo Corporation is not an operating company in China, but a Cayman Islands holding company with no equity ownership in the VIEs. We conduct our operations in China through our PRC subsidiaries and the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. PRC laws and regulations impose certain restrictions or prohibitions on foreign ownership of companies that engage in internet and other related businesses, including the provision of internet content and online game operations. Accordingly, we operate these businesses in China through the VIEs, and rely on contractual arrangements among our PRC subsidiaries, the VIEs and their shareholders to control the business operations of the VIEs. Revenues contributed by the VIEs and their subsidiaries accounted for 78.1%, 80.7% and 83.9% of our total revenues for the years of 2020, 2021 and 2022, respectively. As used in this prospectus, “we,” “us,” “our company,” “the Company” or “our” refers to Weibo Corporation, a Cayman Islands company, its subsidiaries, and, in the context of describing its operations and consolidated financial information, the Consolidated Affiliated Entities, including, but not limited to, Weimeng, Weimeng Chuangke and their direct and indirect subsidiaries. Investors of our ADSs are not purchasing equity interest in our operating entities in China but instead are purchasing equity interest in a Cayman Islands holding company.
A series of contractual agreements, including loan agreements, share transfer agreements, loan repayment agreements, agreement on authorization to exercise shareholder’s voting power, share pledge agreements, exclusive technical services agreement, exclusive sales agency agreement, trademark license agreement, and spousal consent letters, have been entered into by and among our PRC subsidiaries, the VIEs and their respective shareholders. Terms contained in each set of contractual arrangements with our PRC subsidiaries, the VIEs and their respective shareholders are substantially similar. For more details of these contractual arrangements, see “Item 4. Information on the Company — C. Organizational Structure — Contractual Arrangements with the VIEs and Their Respective Individual Shareholders” in our 2022 Form 20-F.
The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIEs. If any of these VIEs or their shareholders fail to perform their respective obligations under the contractual arrangements, we may incur substantial costs to enforce the terms of the arrangements. All of these contractual arrangements are governed by and interpreted in accordance with PRC law, and disputes arising from these contractual arrangements will be resolved through arbitration in China. There remain significant uncertainties regarding the ultimate outcome of arbitration should legal action become necessary. These uncertainties could limit our ability to enforce these contractual arrangements. Furthermore, the shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — We rely on contractual arrangements with the VIEs and their respective shareholders for our operations in China, which may not be as effective in providing operational control as direct ownership” and “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — Shareholders of the VIEs may have potential conflicts of interest with us, which may affect the performance of the contractual arrangements with the VIEs and their respective shareholders, which may in turn materially and adversely affect our business and financial condition” in our 2022 Form 20-F.
Our corporate structure is subject to risks associated with our contractual arrangements with the VIEs. Our contractual arrangements with the VIEs have not been tested in court to date. Investors may never directly hold equity interests in the VIEs. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. The PRC regulatory authorities could disallow the VIE structure, which would likely result in a material adverse change in our operations, and our ADSs and/or Class A ordinary shares may decline significantly in value or become worthless. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole.

There are also substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their respective shareholders. It is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or any of the VIEs is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Corporate Structure — If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC regulations on foreign investment in internet and other related businesses, or if these regulations or their interpretation change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” and “— Uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” in our 2022 Form 20-F.
We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in China and the complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory approvals on offerings conducted overseas by and foreign investment in China-based issuers, the use of the VIEs, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list on or remain listed on United States or other foreign exchanges outside of China. These risks could result in a material adverse change in our operations and the value of our ADSs, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2022 Form 20-F.
PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or be of little or no value. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our listed securities” in our 2022 Form 20-F.
The PRC regulatory and enforcement regime with regard to data security and privacy is evolving rapidly and may be subject to different interpretations or significant changes with very short notice. In the event that any new development requires us to change our business operations relevant to data security, data privacy or cybersecurity in general, we cannot assure you that we can comply with such new requirements in a timely manner or at all. For examples, the PRC Data Security Law and the Personal Information Protection Law released in 2021 posed additional challenges to our cybersecurity and data privacy compliance. The Measures for Cybersecurity Review promulgated in December 2021 and the draft Administrative Measures for Internet Data Security published for public comments in November 2021 imposed potential additional restrictions on China-based overseas-listed companies like us. If the Measures for Cybersecurity Review and the enacted version of the draft Administrative Measures for Internet Data Security mandate clearance of cybersecurity review and other specific actions to be taken by issuers like us, we may fail to complete these additional procedures, which may subject us to government enforcement actions and investigations, fines, penalties, or suspension of our non-compliant operations, and materially and adversely affect our business and results of operations and the price of our ADSs and/or Class A ordinary shares. The Outbound Data Transfer Security Assessment Measures, with effect from September 1, 2022, require a data processor to apply for security assessment with the CAC before providing important data or personal information to overseas recipients under certain circumstances and the Personal Information Outbound Transfer Standard Contract Measures, with effect from June 1, 2023, provide that a personal information processor who provides personal information to overseas recipients through execution of standard contract with such overseas recipient shall meet certain criteria, conduct a personal information protection impact assessment before providing any personal information to an overseas recipient, and complete the filing with local cybersecurity authority within ten working days from the effective date of the standard contract. See “Item 3. Key Information — D. Risk Factors — Risks Relating to Our Business — Privacy concerns relating to our products and services and the use of user information could damage our reputation, deter current and potential users and customers from using Weibo and negatively impact our business” in our 2022 Form 20-F.
On February 17, 2023, the CSRC issued Trial Administrative Measures of Overseas Securities Offerings and Listings by Domestic Companies, or the Trial Measures, with effect from March 31, 2023, and the No.1 to No. 5 Supporting Guidance Rules, collectively, the Guidance Rules. The Trial Measures, together with the Guidance Rules, establish a new regime to regulate overseas offerings and listings by domestic companies. Any future securities offerings and listings outside of mainland China by our company, including but not limited to follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, either directly or indirectly, will be subject to the filing requirements with CSRC under the Trial Measures. Therefore, we will be required to file with the CSRC for our overseas offerings of equity and equity linked securities in the future within the applicable scope of the Filing Measures.
Furthermore, the PRC anti-monopoly regulators have promulgated new anti-monopoly and competition laws and regulations, including PRC Anti-Monopoly Law, with effect from August 1, 2022, four implementing rules for the new Anti-Monopoly Law, with effect from April 15, 2023, and the Supreme People’s Court’s s Interpretation on Several Issues Concerning the Application of the PRC Anti-Unfair Competition Law, with effect from March 20, 2022, and strengthened the enforcement under these laws and regulations. There remain uncertainties as to how the laws, regulations and guidelines recently promulgated will be implemented and whether these laws, regulations and guidelines will have a material impact on our business, financial condition, results of operations and prospects. We cannot assure you that our business operations comply with such regulations and authorities’ requirements in all respects. If any non-compliance is raised by relevant authorities and determined against us, we may be subject to fines and other penalties. See “Item 3. Key Information — Risk Factors — Risks Relating to Doing Business in China — Any failure or perceived failure by us to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations” in our 2022 Form 20-F.
These risks could result in a material adverse change in our operations and the value of our ADSs and/or Class A ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to doing business in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China” in our 2022 Form 20-F.
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2022 Form 20-F.
Permissions Required from the PRC Authorities for Our Operations
We conduct our business primarily through our subsidiaries, the VIEs and their subsidiaries in China. Our operations in China are governed by PRC laws and regulations. As of the date of this prospectus, our Consolidated Affiliated Entities have obtained the requisite licenses and permits from the PRC government authorities that are material for the business operations of our holding company, our subsidiaries and the VIEs in China, including, among others, the Internet Content Provision License, and the Online Culture Operating Permit held by Weimeng. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot assure you that we have obtained all the permits or licenses required for conducting our business in China. For example, Weimeng is not qualified to obtain the internet audio/video program transmission license under the current legal regime as it is not a wholly state-owned or state-controlled company and it was not operating prior to the issuance of the Rules for the Administration of Internet Audio and Video Program Services, commonly known as Circular 56. Weimeng plans to apply for an internet audio/ video program transmission license when feasible to do so. In addition, an internet publishing permit might be necessary for our provisions of online game related services and the contents generated by our users on our platform. Weimeng has been actively communicating with the relevant regulator for the application of an internet publishing permit. Furthermore, although most of the games on our website have obtained approval from the National Press and Publication Administration, or the NPPA, certain games may not be able to obtain such approval due to the narrow interpretation of the scope of “game” adopted by NPPA in practice. We may be required to obtain additional licenses, permits, filings or approvals for the functions and services of our platform in the future. If we, our subsidiaries or the VIEs do not receive or maintain any necessary permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or if applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we cannot assure you that we will be able to obtain the necessary permissions or approvals in a timely manner, or at all, and such approvals may be rescinded even if obtained. Any such circumstance could subject us to penalties, including fines, suspension of business and revocation of required licenses, significantly limit or completely hinder our ability to continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — We may be adversely affected by the complexity, uncertainties and changes in PRC licensing and regulation of internet businesses” in our 2022 Form 20-F.
Cash and Asset Flows through Our Organization
Weibo Corporation transfers cash to its wholly-owned Hong Kong subsidiaries, by making capital contributions or providing loans, and the Hong Kong subsidiaries transfer cash to the subsidiaries in China by making capital contributions or providing loans to them. Because Weibo Corporation and its subsidiaries control the VIEs through contractual arrangements, they are not able to make direct capital contribution to the VIEs and their subsidiaries. However, they may transfer cash to the VIEs by loans or by making payment to the VIEs for inter-group transactions.
Under the currently effective PRC laws and regulations, Weibo Corporation may provide funding to our PRC subsidiaries only through capital contributions or loans, and to the Consolidated Affiliated Entities only through loans, subject to satisfaction of applicable government registration and approval requirements. We currently do not have cash management policies in place that dictate how funds are transferred between Weibo Corporation, our subsidiaries, and the Consolidated Affiliated Entities. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.
For the years ended December 31, 2020, 2021 and 2022 and the nine months ended September 30, 2023, no assets other than cash were transferred through our organization.
For the years ended December 31, 2020, 2021 and 2022, the VIEs received debt financing of US$285.9 million, US$157.0 million, and US$232.3 million from WFOEs, respectively. For the nine months ended September 30, 2023, the VIEs made net repayment of US$303.1 million to the WFOEs.
In addition, for the year ended December 31, 2022, the VIEs also received US$377.0 million from WFOEs as a repayment of cash advances that the VIEs historically provided to the WFOEs when service fees could not be settled in time.
For the years ended December 31, 2020 and 2021 and the nine months ended September 30, 2023, Weibo Corporation loaned an aggregate amount of US$144.3 million, US$287.3 million and US$580.7 million to its subsidiaries, respectively. For the year ended December 31, 2022, Weibo Corporation received net cash of US$0.2 million from its subsidiaries.
For the years ended December 31, 2020, 2021 and 2022, there were no cash flows between Weibo Hong Kong Limited, the intermediate holding company, and Weibo Technology, the WFOE. For the nine months ended September 30, 2023, the WFOE loaned an aggregate amount of US$103.1 million to Weibo Hong Kong Limited.
The VIEs may transfer cash to the relevant WFOE by paying service fees according to the exclusive technical services agreement, exclusive sales agency agreement and trademark license agreement. For the years ended December 31, 2020, 2021 and 2022 and the nine months ended September 30, 2023, the total amount of service fees that VIEs paid to the relevant WFOE under the exclusive technical services agreement, exclusive sales agency agreement and trademark license agreement was US$812.8 million, US$780.3 million, US$1,076.4 million and US$560.8 million, respectively.
For the years ended December 31, 2020, 2021 and 2022 and the nine months ended September 30, 2023, no dividends or distributions were made to Weibo Corporation by our subsidiaries. Under PRC laws and regulations, our PRC subsidiaries and VIEs are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to us. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. The amounts restricted include the paid-up capital and the statutory reserve funds of our PRC subsidiaries and VIEs, totaling US$451.7 million, US$480.7 million, US$566.9 million and US$568.5 million, as of December 31, 2020, 2021 and 2022 and September 30, 2023, respectively. Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government control of currency conversion. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries and VIEs to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. For risks relating to the fund flows of our operations in China, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — Any limitation on the ability of our PRC subsidiaries to make payments to us, or the tax implications of making payments to us, could have a material adverse effect on our ability to conduct our business or our financial condition” in our 2022 Form 20-F.
In May 2023, the board of directors of Weibo Corporation approved a special cash dividend of US$0.85 per ordinary share and ADS to holders of our ordinary shares and ADSs. The aggregate amount of the special dividend was approximately US$200 million and was paid to holders of our ordinary shares and ADSs in July 2023. See “Item 8. Financial Information — A. Consolidated Statements and Other Financial Information — Dividend Policy” in our 2022 Form 20-F. For the Cayman Islands, PRC and U.S. federal income tax considerations applicable to an investment in our ADSs or Class A ordinary shares, see “Taxation” and “Item 10. Additional Information — E. Taxation” in our 2022 Form 20-F.
For purposes of illustration, the following discussion reflects the hypothetical taxes that might be required to be paid within mainland China, assuming that: (i) we have taxable earnings, and (ii) we determine to pay a dividend in the future:
Tax calculation(1)
Hypothetical pre-tax earnings(2)	100%
Tax on earnings at statutory rate of 25%(3)	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(4)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:
(1)
For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China.

(2)
Under the terms of VIE agreements, our PRC subsidiaries may charge the VIEs for services provided to VIEs. These service fees shall be recognized as expenses of the VIEs, with a corresponding amount as service income by our PRC subsidiaries and eliminate in consolidation. For income tax purposes, our PRC subsidiaries and VIEs file income tax returns on a separate company basis. The service fees paid are recognized as a tax deduction by the VIEs and as income by our PRC subsidiaries and are tax neutral.

(3)
Certain of our subsidiaries and VIEs qualifies for a 15% preferential income tax rate in China. However, such rate is subject to qualification, is temporary in nature, and may not be available in a future period when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.

(4)
The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. A lower withholding income tax rate of 5% is applied if the FIE’s immediate holding company is registered in Hong Kong or other jurisdictions that have a tax treaty arrangement with China and is not considered a PRC resident enterprise, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

The table above has been prepared under the assumption that all profits of the VIEs will be distributed as fees to our PRC subsidiaries under tax neutral contractual arrangements. If, in the future, the accumulated earnings of the VIEs exceed the service fees paid to our PRC subsidiaries (or if the current and contemplated fee structure between the intercompany entities is determined to be non-substantive and disallowed by Chinese tax authorities), the VIEs could make a non-deductible transfer to our PRC subsidiaries for the amounts of the stranded cash in the VIEs. This would result in such transfer being non-deductible expenses for the VIEs but still taxable income for the PRC subsidiaries. Such a transfer and the related tax burdens would reduce our after-tax income to approximately 50.6% of the pre-tax income. Our management believes that there is only a remote possibility that this scenario would happen.
Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in this prospectus and in our 2022 Form 20-F as well as other documents incorporated by reference into this prospectus and the accompanying prospectus.
Risks Relating to Our Business
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If we fail to grow our active user base, or if user engagement on our platform declines, our business, financial condition and operating results may be materially and adversely affected.

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If our users and platform partners do not continue to contribute content or their contributions are not valuable to other users, we may experience a decline in user traffic and user engagement.

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We rely on our partnership program with channel partners, which mainly include application pre-install partners, programmatic buying partners and application marketplaces, to drive traffic to our platform, and if our partnership program becomes less effective or if the smartphone market and shipment in China slow down compared to the prior years, traffic to our platform could decline and our business and operating results could be adversely affected.

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If we are unable to compete effectively for user traffic or user engagement, our business and operating results may be materially and adversely affected.

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We may not be able to maintain or grow our revenues or our business.

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We generate a substantial majority of our revenues from online advertising and marketing services. If we fail to generate sustainable revenue and profit through our advertising and marketing services, our result of operations could be materially and adversely affected.

Risks Relating to Our Corporate Structure
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We are a Cayman Islands holding company with no equity ownership in the VIEs. We conduct our operations in China through our PRC subsidiaries, the VIEs with which we have maintained contractual arrangements and their subsidiaries in China. Investors thus are not purchasing the right to convert shares into direct equity interest in our operating entities in China but instead are purchasing the right to convert shares into equity interest in a Cayman Islands holding company. If the PRC government determines that the contractual arrangements constituting part of the VIE structure do not comply with PRC laws and regulations, or if these regulations or their interpretations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. If the determinations, changes, or interpretations result in our inability to assert contractual control over the VIEs, our ADSs and/or Class A ordinary shares may decline in value or become worthless. Our holding company, our PRC subsidiaries, the VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of the VIEs and our company as a whole. For a detailed description of the risks associated with our corporate structure, please refer to risks disclosed under “Risk Factors — Risks Relating to Our Corporate Structure” in our 2022 Form 20-F.

Risks Relating to Doing Business in China
•
The PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations in this nature may cause the value of such securities to significantly decline or become worthless. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PRC government’s significant oversight and discretion over our business operation could result in a material adverse change in our operations and the value of our listed securities” in our 2022 Form 20-F.
•
Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our ADSs and Class A ordinary shares. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2022 Form 20-F.

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Regulation and censorship of information disseminated over the internet in China may adversely affect our business and subject us to liability for information displayed on Weibo. For more detailed information, see “Risk Factors — Risks Relating to Doing Business in China — Regulation and censorship of information disseminated over the internet in China may adversely affect our business and subject us to liability for information displayed on Weibo” in our 2022 Form 20-F.

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Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. For more details, see “Risk Factors — Risks Relating to Doing Business in China — Our ADSs may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of the ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment” in our 2022 Form 20-F.

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The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing. For more details, see “Item 3. Key Information — D. Risk Factors — Risks Relating to Doing Business in China — The approval of and the filing with the CSRC or other PRC government authorities may be required in connection with our future offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our 2022 Form 20-F.

Risks Relating to Our ADSs and Class A Ordinary Shares
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The trading prices for our listed securities have been and are likely to continue to be, volatile, regardless of our operating performance, which could result in substantial losses to our investors.

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We adopt different practices as to certain matters as compared with many other companies listed on the Hong Kong Stock Exchange.

•
Substantial future sales or perceived potential sales of our Class A ordinary shares, ADSs, or other equity or equity-linked securities in the public market could cause the price of our Class A ordinary shares and/or ADSs to decline significantly.

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Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

CORPORATE INFORMATION
Our principal executive offices are located at 8/F, QIHAO Plaza, No. 8 Xinyuan S. Road, Chaoyang District, Beijing 100027, People’s Republic of China. Our telephone number at this address is +86 (10) 5898-3336. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman KY1-1205, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.weibo.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. Before you decide to buy our securities, you should carefully consider the risks described under “Item 3. Key Information — D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, as well as the risks that are described in the applicable prospectus supplement and in other documents incorporated by reference into this prospectus. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and you may lose all or part of your investment.
Please see “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are an exempted company incorporated under the laws of the Cayman Islands and our affairs are governed by our current fourth amended and restated memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of September 30, 2023, our authorized share capital consists of (i) 1,800,000,000 Class A ordinary shares of a par value of US$0.00025 each, (ii) 200,000,000 Class B ordinary shares of a par value of US$0.00025 each, and (iii) 400,000,000 shares of a par value of US$0.00025 each, of such class or classes (however designated) as our board of directors may determine in accordance with our fourth amended and restated memorandum and articles of association, none of which is issued and outstanding.
The following summarizes certain terms and provisions contained in our fourth amended and restated memorandum and articles of association. This summary is qualified in its entirety by reference to the full text of our fourth amended and restated memorandum and articles of association, which were attached as exhibit 3.1 to the current report on Form 6-K furnished with the SEC on May 24, 2023, as amended.
Ordinary Shares
General.   Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.
Register of Members.   Under Cayman Islands law, we must keep a register of members and there should be entered therein:
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the names and addresses of the members, together with a statement of the shares held by each member, and such statement shall confirm (i) of the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the completion of our initial public offering, our company’s register of members was updated to record and give effect to the issue of shares by us to the Depositary (or its nominee) as the depositary, and the shareholders recorded in the register of members are deemed to have legal title to the shares set against their name.
If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Dividends.   The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or shareholders in general meeting (provided always no dividend may exceed the amount recommended by our directors, and provided further that dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business).
Classes of Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Except for conversion rights and voting rights, the Class A ordinary shares and Class B ordinary shares shall carry equal rights and rank pari passu with one another, including but not limited to the rights to dividends and other capital distributions.
Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. In addition, (i) each Class B ordinary share shall automatically and immediately be converted into one Class A ordinary share if at any time SINA Corporation and its Affiliates (as defined in our memorandum and articles of association) in the aggregate hold less than five percent (5%) of the issued Class B ordinary shares in our company, and no Class B ordinary shares shall be issued by our company thereafter, and (ii) upon (a) any sale, transfer, assignment or disposition of Class B ordinary shares by a holder thereof to any person or entity which is not Mr. Charles Chao (the “Founder”) or a Founder’s Affiliate (as defined in our memorandum and articles of association); or (b) a change of control of any direct or indirect holder of any Class B ordinary shares, including but not limited to, any person other than the Founder or a Founder’s Affiliate gaining “Control” over any of SINA Parent Companies (e.g. by entering into an agreement with the Founder to jointly control the SINA Parent Companies), and even if the Founder or a Founder’s Affiliate remains to have joint “Control” of the SINA Parent Companies, all of the Class B ordinary shares to be held by such person or entity that is not the Founder or Founder’s Affiliate shall be automatically and immediately converted (by way of being re-designated) into an equal number of Class A ordinary shares. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.
“Control” shall mean having (A) the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of, or (B) the power to exercise or control the exercise of 50% or more of the voting power (through power of attorney, voting proxies, shareholders’ agreements or otherwise) at the general meetings or other equivalent decision-making body of, such corporation, partnership or other entity. “SINA Parent Companies” shall mean the holding companies of Weibo Corporation, including New Wave MMXV Limited, Sina Group Holding Company Limited, SINA Corporation and any other intermediate holding company(ies) of Sina Corporation that may be established in the future.
Voting Rights.   Holders of ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company except were a shareholder is required, by the rules of the stock exchange on which the Company’s ADSs or shares are listed for trading, to abstain from voting to approve the matter under consideration. Holders of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each Class A ordinary share shall be entitled to one vote on all matters subject to the vote at general meetings of our company, and each Class B ordinary share shall be entitled to three votes on all matters subject to the vote at general meetings of our company. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Act and not inconsistent with common law. Maples and Calder (Hong Kong) LLP has confirmed that the inclusion in our memorandum and articles of association of provisions giving weighted voting rights to specific shareholders generally or on specific resolutions is not prohibited by the Companies Act. Further, weighted voting provisions have been held to be valid as a matter of English common law and therefore it is expected that such would be upheld by a Cayman Islands court.
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares.   Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class ordinary of shares;

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the instrument of transfer is properly stamped (in circumstances where stamping is required);

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the ordinary shares transferred are free of any lien in favor of us;

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any fee related to the transfer has been paid to us; and

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in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four.

If our directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.
Liquidation.   On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. We are a “limited liability” company registered under the Companies Act, and under the Companies Act, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.
Calls on Ordinary Shares and Forfeiture of Ordinary Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Ordinary Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.
Variations of Rights of Shares.   If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of shares may be varied or abrogated with the consent in writing of the holders of not less than two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided in the rights attaching to or the terms of issue of the shares of that class, be deemed to be varied or abrogated by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders and Shareholder Proposals.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our memorandum and articles of association provide that we shall in each financial year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.
Shareholders’ annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors. Advance notice of at least 21 calendar days is required for the convening of our annual general shareholders’ meeting and advance notice of at least 14 calendar days is required for the convening of any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of one or more shareholders together holding at the date of the relevant meeting not less than 10% of all votes attaching to all shares present in person or by proxy, which carry the right to vote at general meetings.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association allow one or more shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all shares present in person or by proxy, on a one vote per share basis, which carry the right to vote at general meetings to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.
Election and Removal of Directors.   Unless otherwise determined by our company in general meeting, our memorandum and articles of association provide that our board of directors will consist of not less than two directors. There are no provisions relating to retirement of directors upon reaching any age limit.
The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board. Any director so appointed shall hold office only until the first annual general meeting of our company after his appointment and shall then be eligible for re-election at that meeting. At each annual general meeting, one-third of the directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to, but not less than, one-third, shall retire from office by rotation. The directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became directors on the same day those to retire shall (unless they otherwise agree between themselves) be determined by lot. A retiring director shall retain office until the close of the meeting at which he retires, and shall be eligible for re-election thereat.
Our shareholders may also appoint any person to be a director by way of ordinary resolution.
A director may be removed with or without cause by an ordinary resolution of our shareholders. The office of a director shall also be vacated automatically if, among other things, the director (1) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; or (2) an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and the board of directors resolves that his office be vacated; or (3) without leave, is absent from meetings of the board for a continuous period of 12 months, and the board resolves that his office be vacated; or (4) ceases to be or is prohibited from being a director by law or by virtue of any provisions in our articles of association; or (5) is removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of our directors (including himself) then in office.
Proceedings of Board of Directors.   Our memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors then in office.
Our memorandum and articles of association provide that our board of directors may from time to time at its discretion exercise all powers of our company to raise or borrow or to secure the payment of any sum or sums of money for the purposes of our company and to mortgage or charge the undertaking, property and assets

(present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.
Inspection of Books and Records.   Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages and charges, and copies of any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements.
Changes in Capital.   Our shareholders may from time to time by ordinary resolution:
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increase our share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

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consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

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sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

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cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.
Exempted Company.   We are an exempted company with limited liability under the Companies Acts. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

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an exempted company’s register of members is not required to be open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue no par value shares;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the Nasdaq rules in lieu of following home country practice.

Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by (a) 75% in value of shareholders; or (b) a majority representing 75% in value of creditors with whom the arrangement is to be made, , as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:
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an acts which is illegal or ultra vires;

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an act which, although not ultra vires, could only be effected duly if authorized by a special or qualified majority vote that has not been obtained; and

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an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association provide that our directors and officers shall be indemnified out of the assets and profits of our company from and against all actions, costs, charges, losses, damages and expenses which they shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices or trusts, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in the Memorandum and Articles of Association.   Some provisions of our memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provides that, on the requisition of any one or more shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all shares present in person or by proxy, on a one vote per share basis, which carry the right to vote at general meetings, the board shall convene an extraordinary general meeting. However, our memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings, but our memorandum and articles of association obliges our company in each year to hold a general meeting as our annual general meeting in addition to any other meeting in that year. The annual general meeting may be held at such time and place as our board of directors shall appoint.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our memorandum and articles of association, directors may be removed with or without cause by ordinary resolution of our shareholders. The office of a director shall also be vacated automatically if, among other things, the director (1) becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally; or (2) an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and our board of directors resolves that his office be vacated; or (3) without leave, is absent from meetings of the board for a continuous period of 12 months, and our board of directors resolves that his office be vacated; or (4) ceases to be or is prohibited from being a director by law or by virtue of any provisions in our memorandum and articles of association; or (5) is removed from office by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of our directors (including himself) then in office.
Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the written consent of the holders of not less than two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of shares of that class.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act and our memorandum and articles of association, our memorandum and articles of association may only be amended by special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares.   Under our memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

History of Securities Issuances
The following is a summary of our securities issuances in the past three years.
Ordinary Shares
In December 2021, in connection with our Hong Kong secondary listing, we issued and sold 5,500,000 Class A ordinary shares and raised approximately US$178.4 million in net proceeds from the global offering, after deducting estimated underwriting fees and other offering expenses.
Option Grants
We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees — B. Compensation —  Share Incentive Plans.” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated in this prospectus by reference.
Shareholders’ Agreement and Registration Rights Agreement
Concurrently with Alibaba’s purchase of our ordinary and preferred shares in April 2013, we entered into a shareholders’ agreement with Ali WB and SINA which regulates our shareholders’ rights and obligations after Ali WB became our shareholder, which agreement was amended and restated in March 2014. We also entered into a registration rights agreement with SINA and Ali WB. See “Item 7. Major Shareholders and Related Party Transactions  —  B. Related Party Transactions  —  Our Relationship with Alibaba.” in our annual report on Form 20-F for the year ended December 31, 2022, which is incorporated in this prospectus by reference.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Receipts
JPMorgan Chase Bank, N.A., as depositary, will issue the ADSs which you will be entitled to receive in this offering. Each ADS will represent an ownership interest in a designated number or percentage of shares which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary, yourself as an ADR holder and all other ADR holders, and all beneficial owners of an interest in the ADSs evidenced by ADRs from time to time.
The depositary’s office is located at 383 Madison Avenue, Floor 11, New York, NY 10179.
The ADS to share ratio is subject to amendment as provided in the form of ADR (which may give rise to fees contemplated by the form of ADR). In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you.
A beneficial owner is any person or entity having a beneficial ownership interest ADSs. A beneficial owner need not be the holder of the ADR evidencing such ADS. If a beneficial owner of ADSs is not an ADR holder, it must rely on the holder of the ADR(s) evidencing such ADSs in order to assert any rights or receive any benefits under the deposit agreement. While a beneficial owner is bound by all of the provisions of the deposit agreement, it shall only be able to exercise any right or receive any benefit under the deposit agreement solely through the holder of the ADR(s) evidencing the ADSs owned by such beneficial owner. The arrangements between a beneficial owner of ADSs and the holder of the corresponding ADRs may affect the beneficial owner’s ability to exercise any rights it may have.
An ADR holder shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by the ADRs registered in such ADR holder’s name for all purposes under the deposit agreement and ADRs. The depositary’s only notification obligations under the deposit agreement and the ADRs is to registered ADR holders. Notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs.
Unless certificated ADRs are specifically requested, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.
You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder or beneficial owner, we will not treat you as a shareholder of ours and you will not have any shareholder rights. The laws of the Cayman Islands govern shareholder rights. Because the depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder or of a beneficial owner. Such rights derive from the terms of the deposit agreement to be entered into among us, the depositary and all holders and beneficial owners from time to time of ADRs issued under the deposit agreement and, in the case of a beneficial owner, from the arrangements between the beneficial owner and the holder of the corresponding ADRs. The obligations of the depositary and its agents are also set out in the deposit agreement. Because the depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement, the ADRs and the ADSs are governed by the internal laws of the State of New York law without giving effect to the application of the conflict of law principles of New York. Under the deposit agreement, as an ADR holder or a beneficial owner of ADSs, you agree that any legal suit, action or proceeding against or involving us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and you irrevocably waive any objection which you may have to the laying of venue of any such proceeding and irrevocably submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
The following is a summary of what we believe to be the material terms of the deposit agreement. Notwithstanding this, because it is a summary, it may not contain all the information that you may otherwise deem important. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement (or any amendment thereto) filed with the U.S. Securities and Exchange Commission (the “SEC”) of which this prospectus forms a part. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is currently located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement through the EDGAR system on the SEC’s internet website at http://www.sec.gov.
Share Dividends and Other Distributions
How will I receive dividends and other distributions on the shares underlying my ADSs?
We may make various types of distributions with respect to our securities. The depositary has agreed that, to the extent practicable, it will pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars (if it determines such conversion may be made on a reasonable basis) and, in all cases, making any necessary deductions provided for in the deposit agreement. The depositary may utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement. Such division, branch and/or affiliate may charge the depositary a fee in connection with such sales, which fee is considered an expense of the depositary. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.
Except as stated below, the depositary will deliver such distributions to ADR holders in proportion to their interests in the following manner:
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Cash.   The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the depositary’s and/or its agents’ expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

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Shares.   In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to receive additional shares.   In the case of a distribution of rights to subscribe for additional shares or other rights, if we timely provide evidence satisfactory to the depositary that it may lawfully distribute such rights, the depositary will distribute warrants or other instruments in the discretion of the depositary representing such rights. However, if we do not timely furnish such evidence, the depositary may:

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(i) sell such rights if practicable and distribute the net proceeds in the same manner as cash to the ADR holders entitled thereto; or

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(ii) if it is not practicable to sell such rights by reason of the non-transferability of the rights, limited markets therefor, their short duration or otherwise, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing and the rights may lapse. We have no obligation to file a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in order to make any rights available to ADR holders.

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Other Distributions.   In the case of a distribution of securities or property other than those described above, the depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines in its discretion that any distribution described above is not practicable with respect to any specific registered ADR holder, the depositary may choose any method of distribution that it deems practicable for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.
The depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary as contemplated in the deposit agreement and reimbursable to the depositary. Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the depositary in accordance with its then current practices. We agree that we will not make cash distributions (including, without limitation, cash dividends) to shareholders in a currency other than U.S. dollars.
The depositary is not responsible if it fails to determine that any distribution or action is lawful or reasonably practicable.
There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period. All purchases and sales of securities will be handled by the depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs.
Deposit, Withdrawal and Cancellation
How does the depositary issue ADSs?
The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the depositary in connection with such issuance. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.
Shares deposited in the future with the custodian must be accompanied by certain delivery documentation and shall, at the time of such deposit, be registered in the name of JPMorgan Chase Bank, N.A., as depositary for the benefit of holders of ADRs or in such other name as the depositary shall direct.
The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account and to the order of the depositary, in each case for the benefit of ADR holders, to the extent not prohibited by law. ADR holders and beneficial owners thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities”.
Deposited securities are not intended to, and shall not, constitute proprietary assets of the depositary, the custodian or their nominees. Beneficial ownership in deposited securities is intended to be, and shall at all times during the term of the deposit agreement continue to be, vested in the beneficial owners of the ADSs representing such deposited securities. Notwithstanding anything else contained herein, in the deposit agreement, in the form of ADR and/or in any outstanding ADSs, the depositary, the custodian and their respective nominees are intended to be, and shall at all times during the term of the deposit agreement be, the record holder(s) only of the deposited securities represented by the ADSs for the benefit of the ADR holders. The depositary, on its own behalf and on behalf of the custodian and their respective nominees, disclaims any beneficial ownership interest in the deposited securities held on behalf of the ADR holders.
Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.
How do ADR holders cancel an ADS and obtain deposited securities?
When you turn in your ADR certificate at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares to you or upon your written order. Delivery of deposited securities in certificated form will be made at the custodian’s office. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.
The depositary may only restrict the withdrawal of deposited securities in connection with:
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temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

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the payment of fees, taxes and similar charges; or

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compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
We have agreed in the deposit agreement that at all times during the term of the deposit agreement and thereafter until all ADSs issued by the depositary have been cancelled, to the extent any instructions, input, consent, notice and/or other actions are required from us in order for us or our share registrar and/or transfer agent to processes share delivery instructions with respect to our shares, we shall not unreasonably withhold the provision of such instructions, input, consent, or notice or the taking of any such other action. If our share registrar and/or transfer agent refuses to process any such share delivery instruction, we will provide all reasonable cooperation to the depositary in its efforts to cause such instructions to be processed.
Record Dates
The depositary may, after consultation with us if practicable, fix record dates (which, to the extent applicable, shall be as near as practicable to any corresponding record dates set by us) for the determination of the registered ADR holders who will be entitled (or obligated, as the case may be):
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to receive any distribution on or in respect of deposited securities,

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to give instructions for the exercise of voting rights at a meeting of holders of shares,

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to pay any fees, expenses or charges assessed by, or owing to, the depositary for administration of the ADR program as provided for in the ADR, or

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to receive any notice or to act or be obligated in respect of other matters,

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all subject to the provisions of the deposit agreement.

Voting Rights
How do I vote?
If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. As soon as practicable after receipt from us of notice of any meeting at which the holders of shares are entitled to vote, or of our solicitation of consents or proxies from holders of shares, the depositary shall fix the ADS record date in accordance with the provisions of the deposit agreement, provided that if the depositary receives a written request from us in a timely manner and at least 30 days prior to the date of such vote or meeting, the depositary shall, at our expense and provided no legal prohibitions exist, distribute to the registered ADR holders a “voting notice” stating (i) final information particular to such vote and meeting and any solicitation materials, (ii) that each ADR holder on the record date set by the depositary will, subject to any applicable provisions of the laws of the Cayman Islands, be entitled to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the deposited securities represented by the ADSs evidenced by such ADR holder’s ADRs and (iii) the manner in which such instructions may be given, including instructions for giving a discretionary proxy to a person designated by us. Each ADR holder shall be solely responsible for the forwarding of voting notices to the beneficial owners of ADSs registered in such ADR holder’s name. There is no guarantee that ADR holders and beneficial owners generally or any holder or beneficial owner in particular will receive the notice described above with sufficient time to enable such ADR holder or beneficial owner to return any voting instructions to the depositary in a timely manner.
Following actual receipt by the ADR department responsible for proxies and voting of ADR holders’ instructions (including, without limitation, instructions of any entity or entities acting on behalf of the nominee for DTC), the depositary shall, in the manner and on or before the time established by the depositary for such purpose, endeavor to vote or cause to be voted the deposited securities represented by the ADSs evidenced by such ADR holders’ ADRs in accordance with such instructions insofar as practicable and permitted under the provisions of or governing deposited securities.
ADR holders are strongly encouraged to forward their voting instructions to the depositary as soon as possible. For instructions to be valid, the ADR department of the depositary that is responsible for proxies and voting must receive them in the manner and on or before the time specified, notwithstanding that such instructions may have been physically received by the depositary prior to such time. The depositary will not itself exercise any voting discretion in respect of deposited securities. The depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any voting instructions are given, including instructions to give a discretionary proxy to a person designated by us, for the manner in which any vote is cast, including, without limitation, any vote cast by a person to whom the depositary is instructed to grant a discretionary proxy, or for the effect of any such vote. Notwithstanding anything contained in the deposit agreement or any ADR, the depositary may, to the extent not prohibited by any law, rule, or regulation, or the rules and/or requirements of any stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the depositary in connection with any meeting of or solicitation of consents or proxies from holders of deposited securities, distribute to the registered holders of ADRs a notice that provides such ADR holders with or otherwise publicizes to such ADR holders instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).
We have advised the depositary that under the Cayman Islands law and our constituent documents, each as in effect as of the date of the deposit agreement, voting at any meeting of shareholders is by show of hands unless a poll is (before or on the declaration of the results of the show of hands) demanded. In the event that voting on any resolution or matter is conducted on a show of hands basis in accordance with our constituent documents, the depositary will refrain from voting and the voting instructions received by the depositary from ADR holders shall lapse. The depositary will not demand a poll or join in demanding a poll, whether or not requested to do so by ADR holders or beneficial owners.
There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications
Will ADR holders be able to view our reports?
The depositary will make available for inspection by ADR holders at the offices of the depositary and the custodian the deposit agreement, the provisions of or governing deposited securities, and any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities.
Additionally, if we make any written communications generally available to holders of our shares, and we furnish copies thereof (or English translations or summaries) to the depositary, it will distribute the same to registered ADR holders.
Fees and Expenses
What fees and expenses will I be responsible for paying?
The depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.
The following additional charges shall also be incurred by the ADR holders, the beneficial owners, by any party depositing or withdrawing shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by us or an exchange of stock regarding the ADSs or the deposited securities or a distribution of ADSs), whichever is applicable:
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a fee of US$0.05 or less per ADS upon which any cash distribution is made, pursuant to the deposit agreement;

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an aggregate fee of US$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of ADR holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against ADR holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such ADR holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the US$0.05 per ADS issuance fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those ADR holders entitled thereto;

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stock transfer or other taxes and other governmental charges;

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cable, telex and facsimile transmission and delivery charges incurred at your request in connection with the deposit or delivery of shares, ADRs or deposited securities;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

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fees of any division, branch or affiliate of the depositary utilized by the depositary to direct, manage and/or execute any public and/or private sale of securities under the deposit agreement.

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars. For certain currencies, foreign exchange transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, foreign exchange transactions are routed directly to and managed by an unaffiliated local custodian (or other third party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such foreign exchange transactions.
The foreign exchange rate applied to an foreign exchange transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third party local liquidity provider, in each case plus or minus a spread, as applicable. The depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the foreign exchange transaction. Additionally, the timing of execution of an foreign exchange transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the depositary, us, holders or beneficial owners. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.
Notwithstanding the foregoing, to the extent we provide U.S. dollars to the depositary, neither the Bank nor any of its affiliates will execute a foreign exchange transaction as set forth herein. In such case, the depositary will distribute the U.S. dollars received from us.
Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of foreign exchange transactions will be provided by the depositary on ADR.com. Each holder and beneficial owner by holding or owning an ADR or ADS or an interest therein, and we, each acknowledge and agree that the terms applicable to foreign exchange transactions disclosed from time to time on ADR.com will apply to any foreign exchange transaction executed pursuant to the deposit agreement.
We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary.
The right of the depositary to charge and receive payment of fees, charges and expenses survives the termination of the deposit agreement, and shall extend for those fees, charges and expenses incurred prior to the effectiveness of any resignation or removal of the depositary.
The fees and charges described above may be amended from time to time by agreement between us and the depositary.
The depositary may make available to us a set amount or a portion of the depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as we and the depositary may agree from time to time. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary will generally set off the amounts owing from distributions made to holders of ADSs. If, however, no distribution exists and payment owing is not timely received by the depositary, the depositary may refuse to provide any further services to ADR holders that have not paid those fees and expenses owing until such fees and expenses have been paid. At the discretion of the depositary, all fees and charges owing under the deposit agreement are due in advance and/or when declared owing by the depositary.
Payment of Taxes
ADR holders or beneficial owners must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If any taxes or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the custodian or the depositary with respect to any ADR, any deposited securities represented by the ADSs evidenced thereby or any distribution thereon, including, without limitation, any Chinese Enterprise Income Tax owing if the Circular Guoshuifa 2009 No. 82 issued by the Chinese State Administration of Taxation (SAT) or any other circular, edict, order or ruling, as issued and as from time to time amended, is applied or otherwise, such tax or other governmental charge shall be paid by the ADR holder thereof to the depositary and by holding or having held, an ADR or any ADSs evidenced thereby, the ADR holder and all beneficial owners thereof, and all prior ADR holders and beneficial owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the depositary and its agents in respect of such tax or governmental charge. Each ADR holder and beneficial owner of ADSs, and each prior ADR holder and beneficial owner of ADSs, by holding or having held an ADR or an interest in ADSs acknowledges and agrees that the depositary shall have the right to seek payment of any taxes or governmental charges owing with respect to their relevant ADRs from any one or more such current or prior ADR holder or beneficial owner of ADSs, as determined by the depositary in its sole discretion, without any obligation to seek payment of amounts owing from any other current or prior ADR holder or beneficial owner of ADSs. If an ADR holder owes any tax or other governmental charge, the depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities (by public or private sale) and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. If any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities until such payment is made. If any tax or governmental charge is required to be withheld on any cash distribution, the depositary may deduct the amount required to be withheld from any cash distribution or, in the case of a non-cash distribution, sell the distributed property or securities (by public or private sale) in such amounts and in such manner as the depositary deems necessary and practicable to pay such taxes and distribute any remaining net proceeds or the balance of any such property after deduction of such taxes to the ADR holders entitled thereto.
As an ADR holder or beneficial owner, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.
Reclassifications, Recapitalizations and Mergers
If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any distributions of shares or other property not made to holders of ADRs or (iii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to, and shall if reasonably requested by us:
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amend the form of ADR;

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distribute additional or amended ADRs;

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distribute cash, securities or other property it has received in connection with such actions;

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sell any securities or property received and distribute the proceeds as cash; or

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none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges on a per ADS basis (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, SWIFT, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders or beneficial owners. Such notice need not describe in detail the specific amendments effectuated thereby, but must identify to ADR holders and beneficial owners a means to access the text of such amendment. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder and any beneficial owner are deemed to agree to such amendment and to be bound by the deposit agreement as so amended. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law.
Any amendments or supplements which (i) are reasonably necessary (as agreed by us and the depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by ADR holders, shall be deemed not to prejudice any substantial rights of ADR holders or beneficial owners. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the deposit agreement in such circumstances may become effective before a notice of such amendment or supplement is given to ADR holders or within any other period of time as required for compliance.
Notice of any amendment to the deposit agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the ADR holders identifies a means for ADR holders and beneficial owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the SEC’s, the depositary’s or our website or upon request from the depositary).
How may the deposit agreement be terminated?
The depositary may, and shall at our written direction, terminate the deposit agreement and the ADRs by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered ADR holders unless a successor depositary shall not be operating under the deposit agreement within 60 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating under the deposit agreement on the 60th day after our notice of removal was first provided to the depositary. Notwithstanding anything to the contrary herein, the depositary may terminate the deposit agreement without notifying us, but subject to giving 30 days’ notice to the ADR holders, under the following circumstances: (i) in the event of our bankruptcy or insolvency, (ii) if we effect (or will effect) a redemption of all or substantially all of the deposited securities, or a cash or share distribution representing a return of all or substantially all of the value of the deposited securities, or (iii) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities.
After the date so fixed for termination, (a) all direct registration ADRs shall cease to be eligible for the direct registration system and shall be considered ADRs issued on the ADR register maintained by the depositary and (b) the depositary shall use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a holder of ADRs. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a holder of ADRs, the depositary shall (a) instruct its custodian to deliver all shares and/or deposited securities to us along with a general stock power that refers to the names set forth on the ADR register maintained by the depositary and (b) provide us with a copy of the ADR register maintained by the depositary. Upon receipt of such shares and/or deposited securities and the ADR register maintained by the depositary, we have agreed to use our best efforts to issue to each register ADR holder a share certificate representing the shares represented by the ADSs reflected on the ADR register maintained by the depositary in such registered ADR holder’s name and to deliver such share certificate to the registered ADR holder at the address set forth on the ADR register maintained by the depositary. After providing such instruction to the custodian and delivering a copy of the ADR register to us, the depositary and its agents will perform no further acts under the deposit agreement or the ADRs and shall cease to have any obligations under the deposit agreement and/or the ADRs. After we receive the copy of the ADR register and the shares and/or deposited securities from the depositary, we shall be discharged from all obligations under the deposit agreement except (i) to distribute the shares to the registered ADR holders entitled thereto and (ii) for its obligations to the depositary and its agents.
Limitations on Obligations and Liability to ADR holders
Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs
Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, and from time to time in the case of the production of proofs as described below, we or the depositary or its custodian may require:
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payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

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the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADRs, as it may deem necessary or proper; and

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compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, may be suspended, generally or in particular instances, when the ADR register or any register for deposited securities is closed or when any such action is deemed advisable by the depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of deposited securities.
The deposit agreement expressly limits the obligations and liability of the depositary, the depositary’s custodian or ourselves and each of our and their respective agents, provided, however, that no provision of the deposit agreement is intended to constitute a waiver or limitation of any rights which ADR holders or beneficial owners of ADSs may have under the Securities Act of 1933 or the Securities Exchange Act of 1934, to the extent applicable. The deposit agreement provides that each of us, the depositary and our respective agents will:

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incur no liability to holders or beneficial owners if any present or future law, rule, regulation, fiat, order or decree of the United Sates, the Cayman Islands, Hong Kong, the People’s Republic of China (including the Hong Kong Special Administrative Region, the People’s Republic of China) or any other country or jurisdiction, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism, naturalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond our, the depositary’s or our respective agents’ direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

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incur or assume no liability to holders or beneficial owners by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or things which by the terms of the deposit agreement it is provided shall or may be done or performed or any exercise or failure to exercise discretion under the deposit agreement or the ADRs including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable;

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incur or assume no liability to holders or beneficial owners if it performs its obligations under the deposit agreement and ADRs without gross negligence or willful misconduct;

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in the case of the depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs;

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in the case of us and our agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities the ADSs or the ADRs, which in our or our agents’ opinion, as the case may be, may involve it in expense or liability, unless indemnity satisfactory to us or our agent, as the case may be against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be requested;

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not be liable to holders or beneficial owners for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information, or in the case of the depositary only, us; or

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may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by it to be genuine and to have been signed, presented or given by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities, the ADSs or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADRs or otherwise related to the deposit agreement or ADRs to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. The depositary shall not be liable for the acts or omissions made by, or the insolvency of, any share registrar, share transfer agent, securities depository, clearing agency or settlement system. Furthermore, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. Notwithstanding anything to the contrary contained in the deposit agreement or any ADRs, the depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that any registered ADR holder has incurred liability directly as a result of the custodian having (i) committed fraud or willful misconduct in the provision of custodial services to the depositary or (ii) failed to use reasonable care in the provision of custodial services to the depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located. The depositary and the custodian(s) may use third party delivery services and providers of information regarding matters such as, pricing, proxy voting, corporate actions, class action litigation and other services in connection with the ADRs and the deposit agreement, and use local agents to provide services such as, but not limited to, attendance at any meetings of security holders. Although the depositary and the custodian will use reasonable care (and cause their agents to use reasonable care) in the selection and retention of such third party providers and local agents, they will not be responsible for any errors or omissions made by them in providing the relevant information or services. The depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.
The depositary has no obligation to inform ADR holders or beneficial owners about the requirements of the laws, rules or regulations or any changes therein or thereto of any other country or jurisdiction or of any governmental or regulatory authority or any securities exchange or market or automated quotation system.
Additionally, none of the depositary, the custodian or us shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits or refunds of non-U.S. tax paid against such ADR holder’s or beneficial owner’s income tax liability. The depositary is under no obligation to provide the ADR holders and beneficial owners, or any of them, with any information about our tax status. Neither the depositary or us shall incur any liability for any tax or tax consequences that may be incurred by registered ADR holders or beneficial owners on account of their ownership or disposition of ADRs or ADSs.
Neither the depositary nor its agents will be responsible for any failure to carry out any instructions to vote any of the deposited securities, for the manner in which any such vote is castor for the effect of any such vote. The depositary may rely upon instructions from us or our counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The depositary shall not incur any liability for the content of any information submitted to it by us or on our behalf for distribution to ADR holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the deposited securities, for the validity or worth of the deposited securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the deposit agreement or for the failure or timeliness of any notice from us. The depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary. Neither the depositary nor any of its agents shall be liable to holders or beneficial owners, for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity (including, without limitation, holders or beneficial owners of ADRs and ADSs), whether or not foreseeable and regardless of the type of action in which such a claim may be brought.
In the deposit agreement each party thereto (including, for avoidance of doubt, each ADR holder and beneficial owner) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory). No provision of the deposit agreement or the ADRs is intended to constitute a waiver or limitation of any rights which an ADR holder or any beneficial owner may have under the Securities Act or the Securities Exchange Act of 1934, to the extent applicable.
The depositary and its agents may own and deal in any class of securities of our company and our affiliates and in ADRs.
Disclosure of Interest in ADSs
To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of, or interests in, deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you as ADR holders or beneficial owners agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to instruct you (and through you or the beneficial owner of the ADSs evidenced by your ADRs) to deliver your

ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of shares and, by holding an ADS or an interest therein, you and beneficial owners will be agreeing to comply with such instructions.
Books of Depositary
The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. Registered holders of ADRs may inspect such records at the depositary’s office at all reasonable times, but solely for the purpose of communicating with other ADR holders in the interest of the business of our company or a matter relating to the deposit agreement. Such register (and/or any portion thereof) may be closed at any time or from time to time, when deemed expedient by the depositary. Additionally, at our reasonable request in order to enable us to comply with applicable laws, the depositary may close the issuance book portion of such ADR register.
The depositary will maintain facilities for the delivery and receipt of ADRs.
Appointment
In the deposit agreement, each registered holder of ADRs and each beneficial owner, upon acceptance of any ADSs or ADRs (or any interest in any of them) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:
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be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs,

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appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof; and

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acknowledge and agree that (i) nothing in the deposit agreement or any ADR shall give rise to a partnership or joint venture among the parties thereto, nor establish a fiduciary or similar relationship among such parties, (ii) the depositary, its divisions, branches and affiliates, and their respective agents, may from time to time be in the possession of non-public information about us, ADR holders, beneficial owners and/or their respective affiliates, (iii) the depositary and its divisions, branches and affiliates may at any time have multiple banking relationships with us, ADR holders, beneficial owners and/or the affiliates of any of them, (iv) the depositary and its divisions, branches and affiliates may, from time to time, be engaged in transactions in which parties adverse to us or ADR holders or beneficial owners may have interests, (v) nothing contained in the deposit agreement or any ADR(s) shall (A) preclude the depositary or any of its divisions, branches or affiliates from engaging in such transactions or establishing or maintaining such relationships, or (B) obligate the depositary or any of its divisions, branches or affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships, (vi) the depositary shall not be deemed to have knowledge of any information held by any branch, division or affiliate of the depositary and (vii) notice to an ADR holder shall be deemed, for all purposes of the deposit agreement and the ADRs, to constitute notice to any and all beneficial owners of the ADSs evidenced by such ADR holder’s ADRs. For all purposes under the deposit agreement and the ADRs, the ADR holders thereof shall be deemed to have all requisite authority to act on behalf of any and all beneficial owners of the ADSs evidenced by such ADRs.

Governing Law
The deposit agreement, the ADSs and the ADRs are governed by and construed in accordance with the internal laws of the State of New York law without giving effect to the application of the conflict of law principles of New York. In the deposit agreement, we have submitted to the non-exclusive jurisdiction of the courts of the State of New York and appointed an agent for service of process on our behalf. Any action based on the deposit agreement, the ADSs, the ADRs or the transactions contemplated therein or thereby may also be instituted by the depositary against us in any competent court in the Cayman Islands, Hong Kong, the People’s Republic of China and/or the United States and/or any other court of competent jurisdiction.
Under the deposit agreement, by holding an ADS or an interest therein, ADR holders and beneficial owners each irrevocably agree that, subject to the Depositary’s arbitration rights described in the paragraph below, any legal suit, action or proceeding against or involving ADR holders or beneficial owners brought by us or the depositary, arising out of or based upon the deposit agreement, the ADSs or the ADRs or the transactions contemplated thereby, may be instituted in a state or federal court in New York, New York, irrevocably waive any objection which you may have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. By holding an ADS or an interest therein, ADR holders and beneficial owners each also irrevocably agrees that any legal suit, action or proceeding against or involving us or the depositary brought by ADR holders or beneficial owners, arising out of or based upon the deposit agreement, the ADSs or the ADRs or the transactions contemplated thereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.
Notwithstanding the foregoing, (i) the depositary may, in its sole discretion, elect to institute any dispute, suit, action, controversy, claim or proceeding directly or indirectly based on, arising out of or relating to the deposit agreement, the ADSs or the ADRs or the transactions contemplated thereby, including without limitation any question regarding its or their existence, validity, interpretation, performance or termination, against any other party or parties to the deposit agreement (including, without limitation, against ADR holders and beneficial owners of interests in ADSs), by having the matter referred to and finally resolved by an arbitration conducted under the terms described below, and (ii) the depositary may in its sole discretion require, by written notice to the relevant party or parties, that any dispute, suit, action, controversy, claim or proceeding against the depositary by any party or parties to the deposit agreement (including, without limitation, by ADR holders and beneficial owners of interests in ADSs) shall be referred to and finally settled by an arbitration conducted under the terms described in the deposit agreement. Any such arbitration shall be conducted in the English language either in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association or in Hong Kong following the arbitration rules of the United Nations Commission on International Trade Law (UNCITRAL).
Jury Trial Waiver
In the deposit agreement, each party thereto (including, for the avoidance of doubt, each holder and beneficial owner of, and/or holder of interests in, ADSs or ADRs) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any suit, action or proceeding against the depositary and/or us directly or indirectly arising out of or relating to the shares or other deposited securities, the ADSs or the ADRs, the deposit agreement or any transaction contemplated therein, or the breach thereof (whether based on contract, tort, common law or any other theory), including any suit, action or proceeding under the U.S. federal securities laws.
If we or the depositary were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. The waiver to right to a jury trial in the deposit agreement is not intended to be deemed a waiver by any holder or beneficial owner of ADSs of our or the depositary’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES
The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:
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the title and nominal value of the preferred shares;

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the number of preferred shares we are offering;

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the liquidation preference per preferred share, if any;

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the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

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whether preferential subscription rights will be issued to existing shareholders;

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the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

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the procedures for any auction and remarketing, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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any listing of the preferred shares on any securities exchange or market;

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whether the preferred shares will be convertible into our Class A ordinary shares (including in the form of ADSs) or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares (including in the form of ADSs), if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

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voting rights, if any, of the preferred shares;

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preemption rights, if any;

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other restrictions on transfer, sale or assignment, if any;

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a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

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any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

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any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.
When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and ADSs and reduce the likelihood that holders of ordinary shares and ADSs will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ADSs. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
We may issue warrants to purchase Class A ordinary shares and preferred shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued and exercised;

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the currency or currencies in which the price of such warrants will be payable;

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the securities purchasable upon exercise of such warrants;

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the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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any material Cayman Islands or United States federal income tax consequences;

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the antidilution provisions of the warrants, if any; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement
We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
We may issue subscription rights to purchase Class A ordinary shares, including Class A ordinary shares represented by ADSs. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
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the title of such subscription rights;

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the securities for which such subscription rights are exercisable;

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the exercise price for such subscription rights;

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the number of such subscription rights issued to each shareholder;

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the extent to which such subscription rights are transferable;

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if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

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the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

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any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the Class A ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.
We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.
The applicable prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any unit agreement under which the units will be issued;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Substantially all of our operations are conducted in China, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and executive officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognise or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Kewei Law Firm, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would:
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recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Kewei Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures

Law, foreign shareholders may originate actions based on PRC law against a company in the PRC for disputes relating to contracts or other property interests, the PRC court may accept a course of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if (a) the contract is signed and/or performed within the PRC, (b) the subject of the action is located within the PRC, (c) the company (as defendant) has seizable properties within the PRC, (d) the company has a representative organization within the PRC, or (e) other circumstances prescribed under the PRC law. The action may be initiated by a shareholder through filing a complaint with the PRC court. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.
In addition, it will be difficult for U.S. shareholders to originate actions against us in the PRC in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Class A ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders (if any) to be named in a prospectus supplement may, from time to time, offer, sell and lend some or all of the Class A ordinary shares of our company or ADSs held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders (if any) may sell the Class A ordinary shares or ADSs held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the Class A ordinary shares or ADSs held by them in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares or ADSs pursuant to this prospectus, we will provide you with a prospectus supplement, which will set forth the name of each such selling shareholder (if any), the number of ordinary shares beneficially owned by such selling shareholder and the number of the Class A ordinary shares or ADSs they are offering. The prospectus supplement also will disclose whether any of the selling shareholders (if any) have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions;

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through a combination of any of these methods; or

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through any other method permitted by applicable law and described in the applicable prospectus supplement.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We and/or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices;

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negotiated prices; or

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for no consideration.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Weibo Corporation and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Kewei Law Firm. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Kewei Law Firm with respect to matters governed by PRC law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website http://ir.weibo.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, or between information incorporated by reference into this prospectus from different documents, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2022 filed on April 27, 2023 (File No. 001-36397);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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Fourth Amended and Restated Memorandum and Articles of Association of the Company attached as exhibit 3.1 to our current report on Form 6-K furnished with the SEC on May 24, 2023 (File No. 001-36397);

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Unaudited Interim Condensed Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations attached as exhibits to our current report on Form 6-K furnished with the SEC on November 29, 2023 (File No. 001-36397); and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Weibo Corporation
8/F, QIHAO Plaza, No. 8 Xinyuan S. Road
Chaoyang District, Beijing 100027
People’s Republic of China
+86 (10) 5898-3336
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.